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                                                                     Exhibit 4.2
                                                                  EXECUTION COPY







                             FOREST OIL CORPORATION

                            8% Senior Notes due 2008

                         ------------------------------

                                    INDENTURE

                            Dated as of June 21, 2001

                         -------------------------------

                       State Street Bank and Trust Company

                                     Trustee

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                                TABLE OF CONTENTS

                                                                                                                PAGE
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE..............................................................1

         SECTION 1.01.   DEFINITIONS..............................................................................1
         SECTION 1.02.   OTHER DEFINITIONS.......................................................................23
         SECTION 1.03.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.......................................24
         SECTION 1.04.   RULES OF CONSTRUCTION...................................................................25

ARTICLE II THE SECURITIES........................................................................................25

         SECTION 2.01.   FORM, DATING AND TERMS..................................................................25
         SECTION 2.02.   EXECUTION AND AUTHENTICATION............................................................32
         SECTION 2.03.   REGISTRAR AND PAYING AGENT..............................................................34
         SECTION 2.04.   PAYING AGENT TO HOLD MONEY IN TRUST.....................................................35
         SECTION 2.05.   SECURITYHOLDER LISTS....................................................................35
         SECTION 2.06.   TRANSFER AND EXCHANGE...................................................................35
         SECTION 2.07.   FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO INSTITUTIONAL
                           ACCREDITED INVESTORS..................................................................38
         SECTION 2.08.   FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO
                           REGULATION S..........................................................................41
         SECTION 2.09.   REPLACEMENT SECURITIES..................................................................42
         SECTION 2.10.   OUTSTANDING SECURITIES..................................................................43
         SECTION 2.11.   TEMPORARY SECURITIES....................................................................43
         SECTION 2.12.   CANCELLATION............................................................................43
         SECTION 2.13.   DEFAULTED INTEREST......................................................................44
         SECTION 2.14.   COMPUTATION OF INTEREST.................................................................44
         SECTION 2.15.   CUSIP NUMBERS...........................................................................44

ARTICLE III REDEMPTION...........................................................................................44

         SECTION 3.01.   NOTICES TO TRUSTEE......................................................................44
         SECTION 3.02.   SELECTION OF SECURITIES TO BE REDEEMED..................................................44
         SECTION 3.03.   NOTICE OF REDEMPTION....................................................................45
         SECTION 3.04.   EFFECT OF NOTICE OF REDEMPTION..........................................................45
         SECTION 3.05.   DEPOSIT OF REDEMPTION PRICE.............................................................46
         SECTION 3.06.   SECURITIES REDEEMED IN PART.............................................................46

ARTICLE IV COVENANTS.............................................................................................46

         SECTION 4.01.   PAYMENT OF SECURITIES...................................................................46
         SECTION 4.02.   SEC REPORTS.............................................................................46
         SECTION 4.03.   LIMITATION ON INDEBTEDNESS..............................................................46


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         SECTION 4.04.   LIMITATION ON RESTRICTED PAYMENTS.......................................................47
         SECTION 4.05.   LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES................49
         SECTION 4.06.   LIMITATION ON ASSET SALES...............................................................50
         SECTION 4.07.   LIMITATION ON TRANSACTIONS WITH AFFILIATES..............................................53
         SECTION 4.08.   LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.........54
         SECTION 4.09.   CHANGE OF CONTROL.......................................................................54
         SECTION 4.10.   LIMITATION ON LIENS.....................................................................56
         SECTION 4.11.   COMPLIANCE CERTIFICATE..................................................................56
         SECTION 4.12.   FURTHER INSTRUMENTS AND ACTS............................................................56
         SECTION 4.13.   FUTURE SUBSIDIARY GUARANTORS............................................................56
         SECTION 4.14.   RESTRICTED AND UNRESTRICTED SUBSIDIARIES................................................56
         SECTION 4.15.   TERMINATION OF CERTAIN COVENANTS........................................................57
         SECTION 4.16.   REGISTRATION DEFAULT....................................................................57

ARTICLE V SUCCESSOR COMPANY......................................................................................58

         SECTION 5.01.   WHEN COMPANY MAY MERGE OR TRANSFER ASSETS...............................................58

ARTICLE VI DEFAULTS AND REMEDIES.................................................................................59

         SECTION 6.01.   EVENTS OF DEFAULT.......................................................................59
         SECTION 6.02.   ACCELERATION............................................................................61
         SECTION 6.03.   OTHER REMEDIES..........................................................................61
         SECTION 6.04.   WAIVER OF PAST DEFAULTS.................................................................61
         SECTION 6.05.   CONTROL BY MAJORITY.....................................................................62
         SECTION 6.06.   LIMITATION ON SUITS.....................................................................62
         SECTION 6.07.   RIGHTS OF HOLDERS TO RECEIVE PAYMENT....................................................62
         SECTION 6.08.   COLLECTION SUIT BY TRUSTEE..............................................................62
         SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM........................................................63
         SECTION 6.10.   PRIORITIES..............................................................................63
         SECTION 6.11.   UNDERTAKING FOR COSTS...................................................................63
         SECTION 6.12.   WAIVER OF STAY OR EXTENSION LAWS........................................................63

ARTICLE VII TRUSTEE..............................................................................................64

         SECTION 7.01.   DUTIES OF TRUSTEE.......................................................................64
         SECTION 7.02.   RIGHTS OF TRUSTEE.......................................................................65
         SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE............................................................65
         SECTION 7.04.   TRUSTEE'S DISCLAIMER....................................................................65
         SECTION 7.05.   NOTICE OF DEFAULTS......................................................................65
         SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS...........................................................66
         SECTION 7.07.   COMPENSATION AND INDEMNITY..............................................................66
         SECTION 7.08.   REPLACEMENT OF TRUSTEE..................................................................66
         SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER.............................................................67
         SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION...........................................................68


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         SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.......................................68

ARTICLE VIII DISCHARGE OF INDENTURE; DEFEASANCE..................................................................68

         SECTION 8.01.   DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE........................................68
         SECTION 8.02.   CONDITIONS TO DEFEASANCE................................................................69
         SECTION 8.03.   APPLICATION OF TRUST MONEY..............................................................70
         SECTION 8.04.   REPAYMENT TO THE COMPANY................................................................70
         SECTION 8.05.   INDEMNITY FOR GOVERNMENT OBLIGATIONS....................................................70
         SECTION 8.06.   REINSTATEMENT...........................................................................70

ARTICLE IX AMENDMENTS............................................................................................71

         SECTION 9.01.   WITHOUT CONSENT OF HOLDERS..............................................................71
         SECTION 9.02.   WITH CONSENT OF HOLDERS.................................................................71
         SECTION 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT.....................................................72
         SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS AND WAIVERS...........................................72
         SECTION 9.05.   NOTATION ON OR EXCHANGE OF SECURITIES...................................................73
         SECTION 9.06.   TRUSTEE TO SIGN AMENDMENTS..............................................................73
         SECTION 9.07.   PAYMENT FOR CONSENT.....................................................................73

ARTICLE X SUBSIDIARY GUARANTEES..................................................................................73

         SECTION 10.01.   SUBSIDIARY GUARANTEE...................................................................73
         SECTION 10.02.   CONTRIBUTION...........................................................................75
         SECTION 10.03.   SUCCESSORS AND ASSIGNS.................................................................75
         SECTION 10.04.   NO WAIVER..............................................................................75
         SECTION 10.05.   MODIFICATION...........................................................................76
         SECTION 10.06.   EXECUTION OF SUPPLEMENTAL INDENTURE FOR FUTURE SUBSIDIARY GUARANTORS...................76

ARTICLE XI MISCELLANEOUS.........................................................................................76

         SECTION 11.01.   TRUST INDENTURE ACT CONTROLS...........................................................76
         SECTION 11.02.   NOTICES................................................................................76
         SECTION 11.03.   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS............................................77
         SECTION 11.04.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.....................................77
         SECTION 11.05.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION..........................................78
         SECTION 11.06.   WHEN SECURITIES DISREGARDED............................................................78
         SECTION 11.07.   RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR...........................................78
         SECTION 11.08.   LEGAL HOLIDAYS.........................................................................78
         SECTION 11.09.   GOVERNING LAW..........................................................................78
         SECTION 11.10.   NO RECOURSE AGAINST OTHERS.............................................................78
         SECTION 11.11.   SUCCESSORS.............................................................................79
         SECTION 11.12.   MULTIPLE ORIGINALS.....................................................................79
         SECTION 11.13.   TABLE OF CONTENTS; HEADINGS............................................................79


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         SECTION 11.14.   CONSENT TO JURISDICTION AND SERVICE....................................................79


EXHIBITS

EXHIBIT A           FORM OF INITIAL SECURITY AND ADDITIONAL SECURITY
EXHIBIT B           FORM OF EXCHANGE SECURITY
EXHIBIT C           FORM OF SUPPLEMENTAL INDENTURE

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                             CROSS-REFERENCE TABLE


  TIA                                                            Indenture
Section                                                           Section
-------                                                          ---------
310(a)(1)                                                        7.10
(a)(2)                                                           7.10
(a)(3)                                                           N.A.
(a)(4)                                                           N.A.
(b)                                                              7.08; 8.10
(c)                                                              N.A.
311(a)                                                           7.11
(b)                                                              7.11
(c)                                                              N.A.
312(a)                                                           2.06
(b)                                                              11.03
(c)                                                              11.03
313(a)                                                           7.06
(b)(1)                                                           N.A.
(b)(2)                                                           7.06
(c)                                                              11.02
(d)                                                              7.06
314(a)                                                           4.02; 4.11
                                                                 11.02
(b)                                                              N.A.
(c)(1)                                                           11.04
(c)(2)                                                           11.04
(c)(3)                                                           N.A.
(d)                                                              N.A.
(e)                                                              11.05
(f)                                                              4.11
315(a)                                                           7.01
(b)                                                              7.05; 11.02
(c)                                                              7.01
(d)                                                              7.01
(e)                                                              6.11
316(a)
(last sentence)                                                  11.06
(a)(1)(A)                                                        6.05
(a)(1)(B)                                                        6.04
(a)(2)(A)                                                        N.A.
(b)                                                              6.07
317(a)(1)                                                        6.08
(a)(2)                                                           6.09
(b)                                                              2.05


                          N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.


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                  INDENTURE dated as of June 21, 2001, between FOREST OIL
CORPORATION, a New York corporation (the "COMPANY") and State Street Bank and Trust Company, as Trustee (the "TRUSTEE").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's 8% Senior Securities due 2008 (the "Initial Securities"), and (ii) if and when issued, additional 8% Senior Notes Due 2008 in unlimited principal amount that may be offered subsequent to the Issue Date (the "Additional Securities"), to be issued, from time to time, in one or more series as provided in this Indenture and (iii) if and when issued in exchange for Initial Securities or any Additional Securities as provided in the Exchange and Registration Rights Agreement or a similar agreement relating to Initial Securities, the Company's 8% Senior Notes due 2008 (the "Exchange Securities") and (iv) if and when issued as provided in the Exchange and Registration Rights Agreement, the Private Exchange Securities (as defined in the Exchange and Registration Rights Agreement).

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01. DEFINITIONS.

                  "ADDITIONAL ASSETS" means (a) any Property (other than cash, Permitted Short-Term Investments or securities) used in the Oil and Gas Business or any business ancillary thereto, (b) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary in compliance with
Section 4.15, (c) the acquisition from third parties of Capital Stock of a Restricted Subsidiary or (d) Permitted Business Investments.

                  "ADDITIONAL SECURITIES" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means (without duplication), as of the date of determination, the remainder of: (a) the sum of
(i) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any provincial, territorial, state, Federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and gas reserves produced or disposed of since such year-end and (D) estimated oil and gas reserves attributable to downward


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revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); PROVIDED that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's petroleum engineers, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest available annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (iv) the greater of (A) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (B) the Fair
Market Value, as estimated by the Company, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements, minus (b) the sum of
(i) minority interests, (ii) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements, (iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto) and (iv) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto). If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company were still using the full cost method of accounting.

                  "AFFILIATE" of any specified Person means any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (b) which beneficially owns or holds directly or indirectly 10% or more of any class of the Voting Stock of such specified Person or of any Subsidiary of such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "ASSET SALE" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (collectively, "dispositions," and including dispositions pursuant to any consolidation or merger) by such Person in any single transaction or series of transactions of (a) shares of Capital Stock or other ownership interests of another Person (including Capital


                                       2
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Stock of Restricted Subsidiaries and Unrestricted Subsidiaries) or (b) any other
Property of such Person; PROVIDED, HOWEVER, that the term "Asset Sale" shall not include: (i) the disposition of Permitted Short-Term Investments, inventory, accounts receivable, surplus or obsolete equipment or other Property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment) in the ordinary course of business; (ii) the abandonment, assignment, lease, sublease or farm-out of oil and gas properties, or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in the ordinary course of business in a manner that is customary in the Oil and Gas Business; (iii) the disposition of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person in the ordinary course of its business; (iv) any disposition that constitutes a Restricted Payment made in compliance with Section 4.04; (v) when used with respect to the Company, any disposition of all or substantially all of the Property of such Person permitted pursuant to Article V; (vi) the disposition of any Property by such Person to the Company or a Wholly Owned Subsidiary; (vii) the disposition of any asset with a Fair Market Value of less than $2,000,000; or (viii) any Production Payments and Reserve Sales; PROVIDED that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the Property that is subject thereto.

                  "AVERAGE LIFE" means, with respect to any Indebtedness, at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

                  "BANK CREDIT FACILITIES" means, with respect to any Person, one or more debt facilities or commercial paper facilities with banks or other institutional lenders (including pursuant to the Credit Agreement dated as of October 10, 2000, as amended on May 24, 2001, among the Company, the Lenders named therein, Bank of America N.A., as U.S. syndication agent, Citibank N.A., as U.S. documentation agent and The Chase Manhattan Bank, as global administrative agent, and the Credit Agreement dated as of October 10, 2000, as amended on May 24, 2001, among Canadian Forest Oil Ltd., each other subsidiary of Canadian Forest Oil Ltd. that becomes a borrower, the Lenders named therein, The Chase Manhattan Bank of Canada, as Canadian administrative agent, Bank of Montreal, as Canadian syndication agent, and The Chase Manhattan Bank, as global administrative agent) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or trade letters of credit, together with any extensions, revisions, restatements, refinancings or replacements thereof by a lender or syndicate of lenders; PROVIDED, HOWEVER, that any Indebtedness which otherwise would come within this definition shall not constitute Indebtedness under Bank Credit Facilities to the extent that the Company shall have determined


                                       3
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at the time of Incurrence that such Indebtedness was Incurred pursuant to another provision of Section 4.03.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "BUSINESS DAY" means each day which is not a Legal Holiday.

                  "CANADIAN SUBSIDIARY" means a Subsidiary organized under the laws of Canada or any province thereof.

                  "CAPITAL LEASE OBLIGATION" means any obligation which is required to be classified and accounted for as a capital lease obligation in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment date of rent or any other amount due in respect of such obligation.

                  "CAPITAL STOCK" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person; PROVIDED, HOWEVER, that "Capital Stock" shall not include Redeemable Stock.

                  "CHANGE OF CONTROL" means the occurrence of any of the following events:

                  (a) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of all classes of the Voting Stock of the Company or currently exercisable warrants or options to acquire such Voting Stock;

                  (b) the sale, lease, conveyance or transfer of all or substantially all the assets of the Company and the Restricted Subsidiaries taken as a whole (other than to any Wholly Owned Subsidiary) shall have occurred;

                  (c) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company;

                  (d) the Company consolidates with or merges into another Person or any Person consolidates with or merges into the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where the


                                       4
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         outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction (for purposes of this clause (d), the holders of the Voting Stock immediately prior to such transaction shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if the holders of the Voting Stock immediately prior to such transaction are the beneficial owners (as defined in clause 1 above), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent corporation); or

                  (e) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPANY" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (a) the aggregate amount of EBITDA of the Company and its consolidated Restricted Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date for which financial statements are available to (b) the aggregate Consolidated Interest Expense of the Company and its Restricted Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its Restricted Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; PROVIDED that if the Company or any of its Restricted Subsidiaries is a party to any Interest Rate Protection Agreement which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; PROVIDED FURTHER that any Consolidated Interest Expense with respect to Indebtedness Incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs. In addition, if since the beginning of the four full fiscal quarter period preceding the Transaction Date, (i) the Company


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or any of its Restricted Subsidiaries shall have engaged in any Asset Sale,
EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (ii) the Company or any of its Restricted Subsidiaries shall have acquired any material assets, EBITDA shall be calculated on a pro forma basis as if such asset acquisitions had occurred on the first day of such four fiscal quarter period.

                  "CONSOLIDATED INTEREST EXPENSE" means with respect to any Person for any period, without duplication, (a) the sum of (i) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including
(A) any amortization of debt discount, (B) net costs associated with Interest Rate Protection Agreements (including any amortization of discounts), (C) the interest portion of any deferred payment obligation, (D) all accrued interest and (E) all commissions, discounts, commitment fees, origination fees and other fees and charges owed with respect to any Bank Credit Facilities and other Indebtedness) paid, accrued or scheduled to be paid or accrued during such period; (ii) Redeemable Stock dividends of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) and Preferred Stock dividends of such Person's Restricted Subsidiaries if paid to a Person other than such Person or its other Restricted Subsidiaries; (iii) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction that is Indebtedness allocable to interest expense (determined as if such obligation were treated as a Capital Lease Obligation); and (v) to the extent any Indebtedness of any other Person (other than Restricted Subsidiaries) is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to any such Indebtedness; less (b) to the extent included in (a) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period; in the case of both (a) and (b) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom, without duplication, (a) items classified as extraordinary gains or losses net of taxes (less all fees and expenses relating thereto); (b) any gain or loss net of taxes (less all fees and expenses relating thereto), realized on the sale or other disposition of Property, including the Capital Stock of any other Person (but in no event shall this clause (b) apply to any gains or losses on the sale in the ordinary course of business of oil, gas or other hydrocarbons produced or manufactured); (c) the net income of any Restricted Subsidiary of such specified person to the extent the transfer to that Person of that income is restricted by contract or otherwise, except for any cash dividends or cash distributions actually paid by such Restricted Subsidiary to such Person during such period;
(d) the net income (or

loss) of any other Person in which such Person or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person in accordance with GAAP or is an interest in a consolidated Unrestricted Subsidiary), except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or its consolidated Restricted Subsidiaries by such other Person during such period; (e) for the purposes of
Section 4.04 only, the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition; (f) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan; (g) any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards No. 109 which result from changes in enacted tax laws or rates; (h) the cumulative effect of a change in accounting principles;
(i) any write-downs of non-current assets; PROVIDED that any ceiling limitation write-downs under Commission guidelines shall be treated as capitalized costs, as if such write-downs had not occurred; (j) any non-cash compensation expense realized for grants of performance shares, stock options or stock awards to officers, directors and employees of such Person or any of its Restricted Subsidiaries; (k) any non-cash gains or losses related to Exchange Rate Contracts and Oil and Gas Hedging Contracts, net of taxes; (l) any non-cash gains or losses related to foreign currency exchange, net of taxes; and (m) any expenses relating to the Forcenergy Merger, net of taxes.

                  "CONSOLIDATED NET WORTH" of any Person means the stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders' equity) amounts attributable to Redeemable Stock of such Person or its Restricted Subsidiaries.

                  "CORPORATE TRUST OFFICE" means an office of the Trustee at which any particular time its corporate trust business shall be administered, which office is, as of the date of the Indenture, located at 225 Asylum Street, Hartford, CT 06103.

                  "DEFAULT" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

                  "DEFINITIVE SECURITIES" means certificated Securities.

                  "DOLLAR-DENOMINATED PRODUCTION PAYMENTS" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

                  "DOMESTIC RESTRICTED SUBSIDIARY" means a Restricted Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

                  "DOMESTIC SUBSIDIARY" means a Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

                  "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

                  "EBITDA" means, with respect to any Person for any period, an amount equal to the Consolidated Net Income of such Person for such period, plus
(a) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication, (i) income tax expense (but excluding income tax expense relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the gains from which are excluded in the determination of such Consolidated Net Income), (ii) Consolidated Interest Expense, (iii) depreciation and depletion expense, (iv) amortization expense and (v) exploration expense (if applicable), and (vi) any other non-cash charges; less (b) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and added in the determination of such Consolidated Net Income, without duplication, income tax recovery (excluding, however, income tax recovery relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the losses from which are excluded in the determination of such Consolidated Net Income).

                  "EQUITY OFFERING" means (a) a bona fide underwritten sale to the public of common stock of the Company pursuant to a registration statement (other than a Form S-8 or any other form relating to securities issuable under any employee benefit plan of the Company) that is declared effective by the Commission or (b) a bona fide sale of common stock for cash to The Anschutz Corporation, in either case following the Issue Date.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE AND REGISTRATION RIGHTS AGREEMENT" means the Exchange and Registration Rights Agreement dated the Issue Date among J. P. Morgan Securities Inc., Salomon Smith Barney Inc., BMO Nesbitt Burns Corp., TD Securities (USA) Inc. and the Company.

                  "EXCHANGE SECURITIES" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "EXCHANGED PROPERTIES" means properties used or useful in the Oil and Gas Business received by the Company or a Restricted Subsidiary in trade or as a portion of the total consideration for other such properties or assets.

                  "EXCHANGE RATE CONTRACT" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or any combination thereof, entered into by such Person in the ordinary course of its business for the purpose of limiting or managing exchange rate risks to which such Person is subject.

                  "FAIR MARKET VALUE" means, with respect to any assets to be transferred pursuant to any Asset Sale or Sale and Leaseback Transaction or any non-cash consideration or property transferred or received by any Person, the fair market value of such consideration or other property as determined by (a) any officer of the Company if such fair market value is less than $25,000,000 and (b) the Board of Directors of the Company as evidenced by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $25,000,000.

                  "FORCENERGY MERGER" means the transactions contemplated by the Agreement and Plan of Merger, dated as of July 10, 2000, among the Company, Forest Acquisition I Corporation, a Delaware corporation and Forcenergy Inc., a Delaware corporation.

                  "GAAP" means United States generally accepted accounting principles as in effect on the date of this Indenture, unless stated otherwise.

                  "GOVERNMENT OBLIGATIONS" means securities that are (a) direct obligations of the United States of America or Canada for the timely payment of which the full faith and credit of the United States of America or Canada is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or Canada, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or Canada which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian, with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED, HOWEVER, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal of or interest on the Government Obligation evidenced by such depository receipt.

                  "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any Lien on the assets of such Person securing obligations to pay Indebtedness of the primary obligor and any obligation of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase or payment of) any security for the payment of such Indebtedness, (b) to purchase Property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "GUARANTEED", "GUARANTEEING" and "GUARANTOR" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a Guarantee by any Person shall not include
(i) endorsements by such Person for collection or deposit, in either case, in the ordinary course of business or (ii) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of Permitted Investments.

                  "HOLDER" or "SECURITYHOLDER" means the Person in whose name a Security is registered on the Securities Register.

                  "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "INCURRENCE", "INCURRED" and "INCURRING" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that (a) change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. For purposes of this definition, Indebtedness of the Company held by a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary held by another Restricted Subsidiary shall be deemed to be Incurred by the issuer of such Indebtedness in the event the Restricted Subsidiary holding such Indebtedness ceases to be a Restricted Subsidiary or in the event such Indebtedness is transferred to a Person other than the Company or a Restricted Subsidiary. For purposes of this definition, any non-interest bearing or other Indebtedness shall be deemed to have been Incurred (in an amount equal to its aggregate principal amount at its Stated Maturity) only on the date of original issue thereof.

                  "INDEBTEDNESS" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including any such obligations Incurred in connection with the acquisition of Property, assets or businesses, (c) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (other than Trade Accounts Payable), (e) any Capital Lease Obligation of such Person, (f) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (g) any payment obligation of such Person under Exchange Rate Contracts, Interest Rate Protection Agreements, Oil and Gas Hedging Contracts or under any similar agreements or instruments, (h) any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party and (i) any obligation of the type referred to in clauses (a) through (h) of this paragraph of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise; PROVIDED, HOWEVER, that Indebtedness shall not include Production Payments and Reserve Sales. For purposes of this definition, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; PROVIDED, HOWEVER, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability at such date in respect of any contingent obligations described above.

                  "INDENTURE" means this Indenture as amended or supplemented from time to time.

                  "INITIAL SECURITIES" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "INTEREST RATE PROTECTION AGREEMENT" means, with respect to any Person, any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into by such Person in the ordinary course of its business for the purpose of limiting or managing interest rate risks to which such Person is subject.

                  "INVESTMENT" means, with respect to any Person (a) any amount paid by such Person, directly or indirectly, to any other Person for Capital Stock or other Property of, or as a capital contribution to, any other Person or
(b) any direct or indirect loan or advance to any other Person (other than accounts receivable of such Person arising in the ordinary course of business); PROVIDED, HOWEVER, that Investments shall not include (i) in the case of clause
(a) as used in the definition of "Restricted Payments" only, any such amount paid through the issuance of Capital Stock of the Company and (ii) in the case of clause (a) or (b), extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and any increase in the equity ownership in any Person resulting from retained earnings of such Person.

                  "INVESTMENT GRADE RATING" means BBB- or above, in the case of S&P (or its equivalent under any successor rating categories of S&P), Baa3 or above, in the case of Moody's (or its equivalent under any successor rating categories of Moody's) and the equivalent in respect of the rating categories of any Rating Agencies substituted for S&P or Moody's.

                  "ISSUE DATE" means the date on which the Initial Securities were issued under this Indenture.

                  "LIEN" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For purposes of Section 4.10, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.

                  "LIQUID SECURITIES" means securities (a) of an issuer that is not an Affiliate of the Company, (b) that are publicly traded on the New York Stock Exchange, the American Stock Exchange, the Toronto Stock Exchange or the Nasdaq National Market and (c) as to which the Company or the Restricted Subsidiary holding such securities is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; PROVIDED that securities meeting the requirements of clauses (a), (b) and (c) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (i) the date on which such securities are sold or exchanged for cash or Permitted Short Term Investments and (ii) 180 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Permitted Short-Term

Investments within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with Section 4.06, such securities shall be deemed not to have been Liquid Securities at any time.

                  "MOODY'S" means Moody's Investor Service, Inc.

                  "NET AVAILABLE CASH" from an Asset Sale means cash proceeds received therefrom (including (a) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and (b) the Fair Market Value of Liquid Securities and Permitted Short-Term Investments, and excluding (i) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property that is the subject of such Asset Sale and (ii) except to the extent subsequently converted to cash, Liquid Securities or Permitted Short-Term Investments within 240 days after such Asset Sale, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (a) and (b)), in each case net of (A) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale, (B) all payments made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale) which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale; PROVIDED that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder, (C) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and (D) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale; PROVIDED, HOWEVER, that if any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or any Restricted Subsidiary from escrow.

                  "NET WORKING CAPITAL" means (a) all current assets of the Company and its Restricted Subsidiaries, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in consolidated financial statements of the Company prepared in accordance with GAAP.

                  "NON-RECOURSE PURCHASE MONEY INDEBTEDNESS" means Indebtedness (other than Capital Lease Obligations) of the Company or any Restricted Subsidiary Incurred in connection with the acquisition by the Company or such Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted

Subsidiary in conducting its operations) with respect to which (a) the holders of such Indebtedness agree that they will look solely to the fixed assets so acquired which secure such Indebtedness, and neither the Company nor any Restricted Subsidiary (i) is directly or indirectly liable for such Indebtedness or (ii) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets), and (b) no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Restricted Subsidiary to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

                  "NOTE REGISTER" means the register of Securities, maintained by the Trustee, pursuant to SECTION 2.03.

                  "OFFICER" means the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer or the Treasurer or the Secretary of the Company.

                  "OFFICERS' CERTIFICATE" means a certificate signed by two Officers at least one of whom shall be the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or the Treasurer of the Company.

                  "OIL AND GAS BUSINESS" means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and other related energy businesses.

                  "OIL AND GAS HEDGING CONTRACT" means, with respect to any Person, any agreement or arrangement, or any combination thereof, relating to oil and gas or other hydrocarbon prices, transportation or basis costs or differentials or other similar financial factors, that is customary in the Oil and Gas Business and is entered into by such Person in the ordinary course of its business for the purpose of limiting or managing risks associated with fluctuations in such prices, costs, differentials or similar factors.

                  "OIL AND GAS LIENS" means (a) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for "development" shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (b) Liens on an oil or gas producing property to secure obligations Incurred or guarantees of obligations Incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (c) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; PROVIDED, HOWEVER, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (d) Liens arising in connection with Production Payments and Reserve Sales; and (e) Liens on pipelines or pipeline facilities that arise by operation of law.

                  "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

                  "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Company or a Subsidiary Guarantor that is PARI PASSU in right of payment to the Securities or a Subsidiary Guarantee, as applicable.

                  "PARI PASSU OFFER" means an offer by the Company or a Subsidiary Guarantor to purchase all or a portion of Pari Passu Indebtedness to the extent required by the indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued.

                  "PERMITTED BUSINESS INVESTMENTS" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (a) ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems and (b) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), and other similar agreements (including for limited liability companies) with third parties, excluding however, Investments in corporations other than Restricted Subsidiaries.

                  "PERMITTED HEDGING AGREEMENTS" means (a) Exchange Rate Contracts and Oil and Gas Hedging Contracts and (b) Interest Rate Protection Agreements but only to the extent that the stated aggregate notional amount thereunder does not exceed 100% of the aggregate principal amount of the Indebtedness of the Company or a Restricted Subsidiary covered by such Interest Rate Protection Agreements at the time such agreements were entered into.

                  "PERMITTED INDEBTEDNESS" means any and all of the following:
(i) Indebtedness arising under this Indenture with respect to the Initial Securities and any Subsidiary Guarantees relating thereto; (ii) Indebtedness under Bank Credit Facilities; PROVIDED that the aggregate principal amount of all Indebtedness under Bank Credit Facilities, together with all Indebtedness Incurred pursuant to clause (x) of this paragraph in respect of Indebtedness previously Incurred under Bank Credit Facilities, at any one time outstanding does not exceed the greater of (a) $600,000,000, which amount shall be permanently reduced by the amount of Net Available Cash from Asset Sales used to permanently repay Indebtedness under Bank Credit Facilities and not subsequently reinvested in Additional Assets or used to permanently reduce other Indebtedness to the extent permitted pursuant to Section 4.06 and (b) an amount equal to the sum of (1) $150,000,000 and (2) 25% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness; (iii) Indebtedness to the Company or any Restricted Subsidiary by any of its Restricted Subsidiaries or Indebtedness of the Company to any of its Restricted Subsidiaries (but only so long as such Indebtedness is held by the Company or a Restricted Subsidiary); (iv) Indebtedness in respect of bid, performance, reimbursement or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including Guarantees and letters of credit functioning as or supporting such bid, performance, reimbursement or surety obligations (in each case other than for an obligation for money borrowed); (v) Indebtedness under Permitted Hedging Agreements; (vi) in-kind obligations relating to oil or gas balancing positions arising in the ordinary course of business; (vii) Indebtedness outstanding on the Issue Date not otherwise permitted in clauses (i) through (vi) above; (viii) Non-recourse Purchase Money Indebtedness; (ix) Indebtedness not otherwise permitted to be Incurred pursuant to this paragraph (excluding any Indebtedness Incurred pursuant to clause (a) of the immediately preceding paragraph); PROVIDED that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (ix), together with all Indebtedness Incurred pursuant to clause (x) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (ix), at any one time outstanding does not exceed $75,000,000; (x) Indebtedness Incurred in exchange for, or the proceeds of which are used to refinance, (a) Indebtedness referred to in clauses (i), (ii), (vii),
(viii) and (ix) of this paragraph (including Indebtedness previously Incurred pursuant to this clause (x)) and (b) Indebtedness Incurred pursuant to clause
(a) of the immediately preceding paragraph; PROVIDED that, in the case of each of the foregoing clauses (a) and (b), such Indebtedness is Permitted Refinancing Indebtedness and; (xi) Indebtedness consisting of obligations in respect of purchase price adjustments, indemnities or Guarantees of the same or similar matters in connection with the acquisition or disposition of Property. For purposes of determining compliance with Section 4.03: in the event that an item of Indebtedness (including Indebtedness Incurred by the Company to banks or other lenders) could be Incurred pursuant to more than one of the clauses in this paragraph, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in (and to have Incurred such Indebtedness pursuant to) one of the clauses in this paragraph; and an item of Indebtedness (including Indebtedness Incurred by the Company to banks or other lenders) may for this purpose be divided into more than one of the types of Indebtedness described in this paragraph.

                  "PERMITTED INVESTMENTS" means any and all of the following:
(a) Permitted Short-Term Investments; (b) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments; (c) Investments by any Restricted Subsidiary in the Company; (d) Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary; (e) Investments by the Company or any Restricted Subsidiary in (i) any Person that will, upon the making of such Investment, become a Restricted Subsidiary or (ii) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary; (f) Investments in the form of securities received from Asset Sales; PROVIDED that such Asset Sales are made in compliance with Section 4.06; (g) Investments in negotiable instruments held for collection; lease, utility and other similar deposits; and stock, obligations or other securities received in settlement of debts (including under any bankruptcy or other similar proceeding) owing to the Company or any of its Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Liens or Indebtedness, in each of the foregoing cases in the ordinary course of business of the Company or such Restricted Subsidiary; (h) relocation allowances for, and advances and loans to, officers, directors and employees of the Company or any of its Restricted Subsidiaries; PROVIDED such items do not exceed in the aggregate $10,000,000 at any one time outstanding; (i) Investments intended to promote the Company's strategic objectives in the Oil and Gas Business in an aggregate amount not to exceed 10% of the Adjusted Consolidated Net Tangible Assets (determined as of the date of the making of any such Investment) at any one time outstanding (which Investments shall be deemed to be no longer outstanding only upon the return of capital thereof); (j) Investments made for the purpose of acquiring gas marketing contracts in an aggregate amount not to exceed $25,000,000 at any one time outstanding; (k) Investments made pursuant to Permitted Hedging Agreements of the Company and the Restricted Subsidiaries; and (l) Investments pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries as in effect on the Issue Date (other than Investments described in clauses (a) through (k) above).

                  "PERMITTED LIENS" means any and all of the following: (a) Liens existing as of the Issue Date; PROVIDED, HOWEVER, that in the event all the conditions described under Section 4.15 shall have been satisfied and the Company and its Restricted Subsidiaries shall no longer be subject to the provisions of this Indenture terminated in accordance with such provision, liens securing Indebtedness under the Bank Credit Facilities shall no longer be deemed to be Permitted Liens by reason of this clause (a); (b) Liens securing the Initial Securities, any Subsidiary Guarantees and other obligations arising under this Indenture; (c) any Lien existing on any Property of a Person at the time such Person is merged or consolidated with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not incurred in anticipation of or in connection with such transaction); PROVIDED that such Liens are not extended to other Property of the Company or its Restricted Subsidiaries; (d) any Lien existing on any Property at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction); PROVIDED that such Liens are not extended to other Property of the Company or its Restricted Subsidiaries; (e) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their Property (including (i) easements, rights of way and similar encumbrances, (ii) rights or title of lessors under leases (other than Capital Lease Obligations),
(iii) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks, (iv) Liens imposed by law, including Liens under workers' compensation or similar legislation and mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, (v) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice and (vi) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property (other than Trade Accounts Payable); (f) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time; (g) Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an aggregate amount (together with the amount of any unstayed judgments against the Company or any Restricted Subsidiary but excluding any such Liens to the extent securing insured or indemnified judgments or orders) in excess of $25,000,000; (h) Liens securing Permitted Hedging Agreements of the Company and its Restricted Subsidiaries; (i) Liens securing purchase money Indebtedness or Capital Lease Obligations; PROVIDED that such Liens attach only to the Property acquired with the proceeds of such purchase money Indebtedness or the Property which is the subject of such Capital Lease Obligations; (j) Liens securing Non-recourse Purchase Money Indebtedness granted in connection with the acquisition by the Company or any Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations); PROVIDED that (i) such Liens attach only to the fixed assets acquired with the proceeds of such Non-recourse Purchase Money Indebtedness and (b) such Non-recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets; (k) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing Indebtedness of the Company or any Restricted Subsidiary so long as such deposit of funds is permitted under
Section 4.04; (l) Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary to secure obligations of such Person and any refinancings thereof; (m) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges) in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (a), (b), (c), (d), (i) and
(j) above; PROVIDED, HOWEVER, that (i) such new Lien shall be limited to all or part of the same Property (including future improvements thereon and accessions thereto) subject to the original Lien and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (n) Liens in favor of the Company or a Restricted Subsidiary; and (o) Liens not otherwise permitted by clauses (a) through (n) above incurred in the ordinary course of business of the Company and its Restricted Subsidiaries and encumbering Property having an aggregate

Fair Market Value not in excess of $10,000,000 at any one time. Notwithstanding anything in this paragraph to the contrary, the term "Permitted Liens" shall not include Liens resulting from the creation, incurrence, issuance, assumption or Guarantee of any Production Payments and Reserve Sales other than (i) any such Liens existing as of the Issue Date, (ii) Production Payments and Reserve Sales in connection with the acquisition of any Property after the Issue Date; PROVIDED that any such Lien created in connection therewith is created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, such Property (iii) Production Payments and Reserve Sales, other than those described in clauses (i) and (ii) of this sentence, to the extent such Production Payments and Reserve Sales constitute Asset Sales made pursuant to and in compliance with Section 4.06 and
(iv) incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company and any Restricted Subsidiary; PROVIDED, HOWEVER, that, in the case of the immediately foregoing clauses (i),
(ii), (iii) and (iv), any Lien created in connection with any such Production Payments and Reserve Sales shall be limited to the Property that is the subject of such Production Payments and Reserve Sales.

                  "PERMITTED REFINANCING INDEBTEDNESS" means Indebtedness ("new Indebtedness") Incurred in exchange for, or proceeds of which are used to refinance, other Indebtedness ("old Indebtedness"); PROVIDED, HOWEVER, that (a) such new Indebtedness is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the old Indebtedness (or, if such old Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination), and
(ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing, (b) such new Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the old Indebtedness, (c) such new Indebtedness has an Average Life at the time such new Indebtedness is Incurred that is equal to or greater than the Average Life of the old Indebtedness at such time, (d) such new Indebtedness is subordinated in right of payment to the Securities (or, if applicable, the relevant Subsidiary Guarantee) to at least the same extent, if any, as the old Indebtedness, (e) if such old Indebtedness is Non-recourse Purchase Money Indebtedness or Indebtedness that refinanced Non-recourse Purchase Money Indebtedness, such new Indebtedness satisfies clauses (a) and (b) of the definition of "Non-recourse Purchase Money Indebtedness" and (f) such new Indebtedness is not incurred by a Restricted Subsidiary which thereafter will not be a Subsidiary Guarantor to refinance old Indebtedness of the Company or a Subsidiary Guarantor.

                  "PERMITTED SHORT-TERM INVESTMENTS" means (a) Investments in Government Obligations maturing within one year of the date of acquisition thereof; (b) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof or the District of Columbia or Canada or any Province thereof that is a member of the Federal Reserve System or comparable Canadian system and has capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term Indebtedness is rated "A" (or such similar equivalent rating), or higher, according to Moody's or Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc.; (c) Investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business; PROVIDED that (i) all such deposits have been made in such accounts in the ordinary course of business and
(ii) such deposits do not at any one time exceed $20,000,000 in the aggregate,
(d) repurchase and reverse repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) entered into with a bank meeting the qualifications described in clause (b), (e) Investments in commercial paper or notes, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any State thereof or the District of Columbia, or Canada or any Province thereof, with a short-term rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P or "R-1" (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer) or a long-term rating at the time as of which any Investment therein is made of "A3" (or higher) according to Moody's or "A-" (or higher) according to S&P or such similar equivalent rating (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer), (f) Investments in any money market mutual fund having assets in excess of $250,000,000 all of which consist of other obligations of the types described in clauses (a), (b), (d) and (e) hereof and (g) Investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any Investment therein is made of "A3" (or higher) according to Moody's or "A-1" (or higher) according to S&P or such similar equivalent rating (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer).

                  "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "PREFERRED STOCK" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person; PROVIDED, HOWEVER, that "Preferred Stock" shall not include Redeemable Stock.

                  "PRINCIPAL" of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus any premium on such Indebtedness.

                  "PRIVATE EXCHANGE SECURITIES" shall have the meaning set forth in the Exchange and Registration Rights Agreement or a similar agreement relating to Additional Securities.

                  "PRODUCTION PAYMENTS AND RESERVE SALES" means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

                  "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

                  "QIB" means any "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).

                  "RATING AGENCIES" means (a) S&P and Moody's or (b) if S&P or Moody's or both of them are not making ratings of the Securities publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

                  "REDEEMABLE STOCK" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is or could become required to be redeemed for cash or other Property or is or could become redeemable for cash or other Property at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities; or is or could become exchangeable at the option of the holder thereof for Indebtedness at any time in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities; PROVIDED, HOWEVER, that Redeemable Stock shall not include any security by virtue of the fact that it may be exchanged or converted at the option of the holder for Capital Stock of the Company having no preference as to dividends or liquidation over any other Capital Stock of the Company.

                   "RESTRICTED PAYMENT" means (a) a dividend or other distribution declared or paid on the Capital Stock or Redeemable Stock of the Company or to the Company's shareholders (other than dividends, distributions or payments made solely in Capital Stock of the Company or in options, warrants or other rights to purchase or acquire Capital Stock), or declared and paid to any Person other than the Company or any of its Restricted Subsidiaries (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis) on the Capital Stock or Redeemable Stock of any Restricted Subsidiary, (b) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock or Redeemable Stock, or any options, warrants or other rights to acquire Capital Stock or Redeemable Stock, of the Company or of a Restricted Subsidiary,
(c) a payment made by the Company or any of its Restricted Subsidiaries to redeem, repurchase, legally defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, any Subordinated Indebtedness, PROVIDED that this clause (c) shall not include any such payment with respect to (i) any such Subordinated Indebtedness to the extent of Excess Proceeds remaining after compliance with Section 4.06 and to the extent required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued or (ii) the purchase, repurchase or other acquisition of any such Subordinated Indebtedness purchased in anticipation of satisfying a scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, in each case due within one year of the date of acquisition, or (d) an Investment (other than a Permitted Investment) by the Company or a Restricted Subsidiary in any Person.

                  "RESTRICTED PERIOD" means the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Securities are offered to persons other than distributors (as defined in Regulation S under the Securities Act) and (B) the Issue Date.

                  "RESTRICTED SECURITIES LEGEND" means the Private Placement Legend set forth in clause (A) of Section 2.01(c) or the Regulation S Legend set forth in clause (B) of Section 2.01(c), as applicable.

                  "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that has not been designated an Unrestricted Subsidiary pursuant to Section 4.15.

                  "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "SALE AND LEASEBACK TRANSACTION" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly Owned Subsidiary of such Person or between one or more Wholly Owned Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES" means the collective reference to the Initial Securities, Additional Securities, Exchange Securities and Private Exchange Securities.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITIES CUSTODIAN" means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

                  "SENIOR INDEBTEDNESS OF THE COMPANY" means the obligations of the Company with respect to Indebtedness of the Company, whether outstanding on the date hereof or thereafter created, Incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities; PROVIDED, HOWEVER, that Senior Indebtedness of the Company shall not include (a) Indebtedness of the Company to a

Subsidiary of the Company, (b) amounts owed for goods, materials or services purchased in the ordinary course of business, (c) Indebtedness Incurred in violation of this Indenture, (d) amounts payable or any other Indebtedness to employees of the Company or any Subsidiary of the Company, (e) any liability for federal, state, local or other taxes owed or owing by the Company, (f) any Indebtedness of the Company that, when Incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (g) Subordinated Indebtedness of the Company, (h) Indebtedness of the Company that is represented by Redeemable Stock and (i) in-kind obligations relating to net oil and gas balancing positions.

                  "SENIOR INDEBTEDNESS OF ANY SUBSIDIARY GUARANTOR" has a correlative meaning; PROVIDED that clause (a) above shall be deemed to refer to Indebtedness of any Subsidiary Guarantor to the Company or any Subsidiary of the Company.

                  "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

                  "STATED MATURITY", when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or a Subsidiary Guarantor that is subordinated or junior in right of payment to the Securities or the relevant Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

                  "SUBSIDIARY" of a Person means (a) another Person which is a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by (i) the first Person, (ii) the first Person and one or more of its Subsidiaries or (iii) one or more of the first Person's Subsidiaries or (b) another Person which is not a corporation (x) at least 50% of the ownership interest of which and (y) the power to elect or direct the election of a majority of the directors or other governing body of which are controlled by Persons referred to in clause (i), (ii) or (iii) above.

                  "SUBSIDIARY GUARANTOR" means, unless released from its Subsidiary Guarantee as permitted by this Indenture, any Restricted Subsidiary that becomes a Guarantor of the Securities in compliance with the provisions of this Indenture and executes a supplemental indenture agreeing to be bound by the terms of this Indenture, until a successor replaces such Restricted Subsidiary pursuant to the applicable provisions hereof and, thereafter, means the successor.

                  "SUBSIDIARY GUARANTEE" means an unconditional, unsecured senior Guarantee of Securities given by any Restricted Subsidiary pursuant to the terms of this Indenture.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture except as required by Section 9.03 hereof; PROVIDED that in the event the Trust Indenture Act of 1939 is amended after such date, "TRUST INDENTURE ACT" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

                  "TRADE ACCOUNTS PAYABLE" means accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

                  "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "TRUST OFFICER" means any officer in the Corporate Trust Division of the Trustee or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect from time to time.

                  "UNRESTRICTED SUBSIDIARY" means (a) and each Subsidiary of the Company that the Company has designated pursuant to Section 4.15 as an Unrestricted Subsidiary; and (b) any Subsidiary of an Unrestricted Subsidiary.

                  "VOLUMETRIC PRODUCTION PAYMENTS" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

                  "VOTING STOCK" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                  "WHOLLY OWNED SUBSIDIARY" means, at any time, a Restricted Subsidiary of the Company all the Voting Stock of which (other than directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

                  SECTION 1.02. OTHER DEFINITIONS.

                                      Term                             Defined in Section
                                      ----                             ------------------
         "Authenticating Agent"                                               2.02
         "Bankruptcy Law"                                                     6.01
         "Change of Control Offer"                                            4.09
         "Change of Control Payment"                                          4.09
         "Change of Control Payment Date"                                     4.09
         "Claiming Guarantor"                                                 10.02


                                       23

         "Company Order"                                                      2.02
         "Contributing Party"                                                 10.02
         "covenant defeasance option"                                         8.01(b)
         "Custodian"                                                          6.01
         "Event of Default"                                                   6.01
         "Excess Proceeds"                                                    4.06
         "Exchange Global Note"                                               2.01(a)
         "Global Securities"                                                  2.01(a)
         "IAI"                                                                2.01(a)
         "Institutional Accredited Investor Global Note"                      2.01(a)
         "Global Security"                                                    2.01(a)
         "legal defeasance option"                                            8.01(b)
         "Legal Holiday"                                                      11.08
         "Obligations"                                                        10.01
         "Offer Amount"                                                       4.06
         "Offer Period"                                                       4.06
         "pay its Subsidiary Guarantee"                                       12.03
         "pay the Securities"                                                 10.03
         "Paying Agent"                                                       2.03
         "Permitted Consideration"                                            4.06
         "Prepayment Offer"                                                   4.06
         "Prepayment Offer Notice"                                            4.06
         "Private Placement Legend"                                           2.01(c)
         Purchase Date                                                        4.06
         "Registrar"                                                          2.04
         "Registration Default"                                               Exhibit A
         "Regulation S"                                                       2.01(a)
         "Regulation S Global Note"                                           2.01(a)
         "Regulation S Legend"                                                2.01(c)
         "Resale Restriction Termination Date"                                2.06
         "Rule 144A"                                                          2.01(a)
         "Rule 144A Global Note"                                              2.01(a)
         "Successor Company"                                                  5.01

                  SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE
ACT.

This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) "including" means including without limitation;

                  (e) words in the singular include the plural and words in the plural include the singular;

                  (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (h) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or
         (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

                                   ARTICLE II

                                 THE SECURITIES

                  SECTION 2.01. FORM, DATING AND TERMS. (a) The Initial Securities and the Additional Securities shall be in substantially the form set forth in EXHIBIT A hereto, which is hereby incorporated by reference and made a part of this Indenture, and the Exchange Securities shall be in substantially the form set forth in EXHIBIT B hereto, which is hereby incorporated by reference and made a part of this Indenture. The Initial Securities will be resold initially only to (A) QIBs in reliance on Rule 144A under the Securities Act ("RULE 144A") and (B) Persons other than U.S. Persons (as defined in Regulation S under the Securities Act ("REGULATION S")) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to among others, QIBs, purchasers in reliance on Regulation S and "institutional accredited investors" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs ("IAIs") in accordance with the procedure described herein.

                  Initial Securities and Additional Securities offered and sold to QIBs in the United States of America in reliance on Rule 144A will be issued initially in the form of a permanent global Security, without interest coupons, made a part of this Indenture, including appropriate legends as set forth in
SECTION 2.01(c) (a "RULE 144A GLOBAL NOTE"), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. A Rule 144A Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of a Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Initial Securities and Additional Securities offered, sold and resold outside the United States of America to Persons other than U.S. Persons in reliance on Regulation S will be issued initially in the form of a permanent global Security, including appropriate legends as set forth in 2.01(c) below (a "REGULATION S GLOBAL NOTE") deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. A Regulation S Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of a Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Initial Securities or Additional Securities resold after an initial resale thereof to QIBs in reliance on Rule 144A or an initial resale thereof in reliance on Regulation S to IAIs in the United States of America in accordance with the procedure described herein will be initially issued in the form of a permanent global Security (an "INSTITUTIONAL ACCREDITED INVESTOR GLOBAL NOTE") deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. An Institutional Accredited Investor Global Note may be represented by more that one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of an Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Exchange Securities exchanged for interests in a Rule 144A Global Note, a Regulation S Global Note or an Institutional Accredited Investor Global Note will be issued initially in the form of a permanent global Security, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in SECTION 2.01(c) (an "EXCHANGE GLOBAL NOTE"). An Exchange Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate.

                  The Rule 144A Global Notes, the Regulation S Global Notes, the Institutional Investor Global Notes and the Exchange Global Notes are sometimes collectively herein referred to as the "GLOBAL SECURITIES."

                  Except as described in the succeeding two sentences, the principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to SECTION 2.03; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Securities represented by DEFINITIVE SECURITIES (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Securities represented by DEFINITIVE SECURITIES will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

                  The Private Exchange Securities shall be in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, in addition to those set forth on Exhibits A and B and in Section 2.01(c) PROVIDED that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

                 (a) DENOMINATIONS. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

                 (b) RESTRICTIVE LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this
Indenture:

                           (i) Each Rule 144A Global Note and Institutional Accredited Investor Global Note shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION

         HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRANSFEROR FURNISHES TO THE COMPANY AND THE TRUSTEE A CERTIFICATE CONTAINING CERTAIN REPRESENTATIONS RELATING TO THE PROPOSED TRANSFER BEING EFFECTED PURSUANT TO AND IN ACCORDANCE WITH REGULATION S (THE FORM OF WHICH CERTIFICATE CAN BE OBTAINED FROM THE TRUSTEE), (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
         (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 OF SECURITIES FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY AND THE TRUSTEE A CERTIFICATE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH CERTIFICATE CAN BE OBTAINED FROM THE TRUSTEE), OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT

         TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                           (ii) Each Regulation S Global Note shall bear the following legend (the "REGULATION S LEGEND") on the face thereof:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY
         (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRANSFEROR FURNISHES TO THE COMPANY AND THE TRUSTEE A CERTIFICATE CONTAINING CERTAIN REPRESENTATIONS RELATING TO THE PROPOSED TRANSFER BEING EFFECTED PURSUANT TO AND IN ACCORDANCE WITH REGULATION S (THE FORM OF WHICH CERTIFICATE CAN BE OBTAINED FROM THE TRUSTEE), (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
         (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN

         ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY AND THE TRUSTEE A CERTIFICATE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH CERTIFICATE CAN BE OBTAINED FROM THE TRUSTEE), OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                           (iii) The Global Securities, shall bear the following
legend on the face thereof:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

                  (d) BOOK-ENTRY PROVISIONS.

                           (i) This Section 2.01(d) shall apply only to Global Securities deposited with the Trustee, as custodian for DTC.

                           (ii) Each Global Security initially shall (x) be registered in the name of DTC for such Global Security or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.01(c).

                           (iii) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

                           (iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (e) of this Section to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

                           (v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (e) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

                           (vi) The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (e) DEFINITIVE SECURITIES.

                           (i) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC's and the Registrar's procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (a) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (b) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable.

                           (ii) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to SECTION 2.01(d)(iv) OR
         (V) shall, except as otherwise provided by SECTION 2.06(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in SECTION 2.01(c).

                           (iii) In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

                  Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(d)(iv) or (v) shall, except as otherwise provided by Section 2.06(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.01(c).

                  In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

                  SECTION 2.02. EXECUTION AND AUTHENTICATION . One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless, after giving effect to any exchange of Initial Securities or Additional Securities for Exchange Securities.

                  A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

                  At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Securities for original issue on the Issue Date in an aggregate principal amount of $200.0 million, (2) if and when issued, the Additional Securities, (3) Exchange Securities for issue only in a Registered Exchange Offer pursuant to the Exchange and Registration Rights Agreement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, (4) Private Exchange Securities issued pursuant to the Exchange and Registration Rights Agreement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, and in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "COMPANY ORDER"). Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities, Exchange Securities or Private Exchange Securities. The Trustee shall authenticate and make available for delivery Initial Securities on the Issue Date in an amount limited to $200.0 million aggregate principal amount and, subsequent to the Issue Date, such additional principal amount of Additional Securities as may be authorized from time to time by resolution adopted by the Company's Board of Directors, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to SECTION 2.06, SECTION 2.09, SECTION 2.11,
SECTION 3.06, SECTION 9.05 and except for Exchange Securities. All Securities issued on the Issue Date and all Additional Securities shall be of the same series and shall be identical in all respects other than issue dates, the date from which interest accrues and any changes relating thereto.

                  With respect to any Additional Securities, there shall be established in or pursuant to a resolution of the Board of Directors of the Company, prior to the issuance of such Additional Securities:

                  (a) the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture;

                  (b) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; and

                  (c) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in this Article II; and

                  (d) if applicable, that such Additional Securities shall not be issued in the form of Initial Securities subject to Exhibit A, but shall be issued in the form of Exchange Securities as set forth in Exhibit B.

                  If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the

Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the Additional Securities.

                  Notwithstanding anything to the contrary contained in this Indenture, the Holders of all Securities issued under this Indenture shall vote and consent together on all matters as one class and the Holders of any Initial Securities, Additional Securities, or Exchange Securities will not have the right to vote or consent as a separate class on any matter.

                  The Trustee may appoint an agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

                  In case the Company or any Subsidiary Guarantor, pursuant to
ARTICLE V, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or any Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to
ARTICLE V, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this SECTION 2.02 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The Trustee or the Company, with notice to the Trustee, may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03. REGISTRAR AND PAYING AGENT . The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Company shall cause each of the Registrar and the Paying

Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Note Register"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefore pursuant to Section 7.07. The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

                  SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Security holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company or any Subsidiary Guarantor in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

                  SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. TRANSFER AND EXCHANGE . (a) The following provisions shall apply with respect to any proposed transfer of a beneficial interest in a Rule 144A Global Note or an Institutional Accredited Investor Global Note or any Definitive Security issued in exchange therefor prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE"):

                           (i) a transfer thereof to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security, that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                           (ii) a transfer thereof to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.07 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                           (iii) a transfer thereof to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.08 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

                  (b) The following provisions shall apply with respect to any proposed transfer of a beneficial interest in a Regulation S Global Note or any Definitive Securities issued in exchange therefor prior to the expiration of the Restricted Period:

                           (i) a transfer thereof to a QIB shall be made upon
                  the representation of the transferee, in the form of assignment on the reverse of the Securities, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                           (ii) a transfer thereof to an IAI shall be made upon
                  receipt by the Trustee or its agent of a certificate substantially in the form set forth in SECTION 2.07 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                           (iii) a transfer thereof to a Non-U.S. Person shall
                  be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in

                  SECTION 2.08 hereof from the proposed transferee and, if requested by the Company or the Trustee, delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

                  After the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note or Definitive Securities issued in exchange therefor may be transferred without requiring certification set forth in SECTION 2.07, SECTION 2.08 or any additional certification.

                  (c) RESTRICTED SECURITIES LEGEND. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless such Securities are Exchange Securities issued in a Registered Exchange Offer or are otherwise sold under an effective registration statement under the Securities Act or there is delivered to the Registrar an opinion of counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.01 or this
Section 2.06. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                  (e) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF SECURITIES.

                           (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this ARTICLE II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                           (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 4.06, 4.09 or 9.05).

                           (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

                           (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                           (v) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to SECTION 2.01(d) shall, except as otherwise provided by SECTION 2.06(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in SECTION 2.01(c).

                           (vi) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (f)  NO OBLIGATION OF THE TRUSTEE.

                           (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

                           (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.07. FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS.

[Date]

Forest Oil Corporation
c/o State Street Bank and Trust Company
Goodwin Square

225 Asylum Street; 23rd Floor
Hartford, CT 06103
Attention of Corporate Trust Department

Ladies and Gentlemen::

                  This certificate is delivered to request a transfer of $_________ principal amount of the 8% Senior Notes due 2008 (the "Securities") of Forest Oil Corporation (the "Company").

                  Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

         Name: ___________________________________
         Address: ________________________________
         Taxpayer ID Number: _____________________
         The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause
(e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d),
(e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                           TRANSFEREE:______________________


                                           BY:_____________________________

                  SECTION 2.08. FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S.

                                                                          [Date]

Forest Oil Corporation
c/o State Street Bank and Trust Company
Goodwin Square
225 Asylum Street; 23rd Floor
Hartford, CT 06103
Attention of Corporate Trust Department

                  Re:      Forest Oil Corporation
                           8% SENIOR NOTES DUE 2008 (THE "SECURITIES")

Ladies and Gentlemen:

                  In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                           (a) the offer of the Securities was not made to a
                  person in the United States;

                           (b) either (i) at the time the buy order was
                  originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                           (c) no directed selling efforts have been made in the
                  United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                           (d) the transaction is not part of a plan or scheme
                  to evade the registration requirements of the Securities Act.

                  In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                     Very truly yours,


                                                     [Name of Transferor]


                                                     By:
                                                        ------------------------


                                                     ---------------------------
                                                     Authorized Signature


                  SECTION 2.09. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                  Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

                  Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.10. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security ceases to be outstanding in the event the Company or a Subsidiary of the Company holds the Security, provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, Securities shall cease to be outstanding in the event the Company or an Affiliate of the Company holds the Security and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

                  If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.11. TEMPORARY SECURITIES. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.

                  SECTION 2.12. CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.

The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Securities in accordance with its internal policies including delivery of a Certificate of Destruction describing such Securities. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

                  SECTION 2.13. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.14. COMPUTATION OF INTEREST. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 2.15. CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE III

                                   REDEMPTION

                  SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which such redemption is being made. In connection with such redemption, the Company shall deliver to the Trustee an Officers' Certificate setting forth the redemption price on all Securities to be redeemed, and the Trustee shall rely solely upon, and shall be fully protected in relying upon such Officers' Certificate, in all matters concerning the redemption price.

                  The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

                  SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If less than all the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such other method that the Trustee shall deem fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company and the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) the name and address of the Paying Agent;

                  (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (e) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (f) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

                  (g) that no representation is made as to the correctness or accuracy of the CUSIP number and ISIN number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and interest and Additional Amounts, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay timely all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC REPORTS. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Holders of Securities with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act, and, with respect to the annual consolidated financial statements only, a report thereon by the Company's independent auditors; PROVIDED, HOWEVER, that the Company shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings. The Company shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

                  SECTION 4.03. LIMITATION ON INDEBTEDNESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness unless, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, no Default or Event of Default would occur as a consequence of, or be continuing following, such Incurrence and application and either (a) the Consolidated Interest Coverage Ratio would exceed 2.5 to 1.0 or
(b) such Indebtedness is Permitted Indebtedness.

                  SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment, (i) any Default or Event of Default would have occurred and be continuing, (ii) the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.03 or (iii) the aggregate amount expended or declared for all Restricted Payments from September 30, 2000 would exceed the sum (without duplication) of the following:

                  (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis commencing on the last day of the fiscal quarter immediately preceding September 30, 2000, and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss), plus

                  (B) the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by the Company on or after September 30, 2000 from the issuance or sale (other than to a Subsidiary of the Company) of Capital Stock of the Company or any options, warrants or rights to purchase Capital Stock of the Company, plus

                  (C) the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) on or after September 30, 2000, plus

                  (D) the aggregate net cash proceeds received by the Company from the issuance or sale (other than to any Subsidiary of the Company) on or after September 30, 2000 of convertible Indebtedness that has been converted into or exchanged for Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange or received by the Company from any such conversion or exchange of convertible Indebtedness issued or sold (other than to any Subsidiary of the Company) prior to September 30, 2000, plus

                  (E) to the extent not otherwise included in the Company's Consolidated Net Income, an amount equal to the net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to September 30, 2000 in any Person resulting from (1) payments of interest on debt, dividends, repayments of loans or advances or other transfers or distributions of Property, in each case to the Company or any Restricted Subsidiary from any Person other than the Company or a Restricted Subsidiary, and in an amount not to exceed the book value of such Investments previously made in such Person that were treated as Restricted Payments, or (2) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, and in an amount not to exceed the lesser of (x) the book value of all Investments previously made in such Unrestricted Subsidiary that were treated as Restricted Payments and (y) the Fair Market Value of such Unrestricted Subsidiary, plus

                  (F) $25,000,000.

                  (b) The limitations set forth in paragraph (a) above will not prevent the following Restricted Payments so long as, at the time thereof, no Default or Event of Default shall have occurred and be continuing (except in the case of clause (i) below under which the payment of a dividend is permitted):

                           (i) the payment of any dividend on Capital Stock or Redeemable Stock of the Company or any Restricted Subsidiary within 60 days after the declaration thereof, if at such declaration date such dividend could have been paid in compliance with paragraph (a) above;

                           (ii) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries held by any current or former officers, directors or employees of the Company or any of its Subsidiaries pursuant to the terms of agreements (including employment agreements) or plans approved by the Company's Board of Directors, including any such repurchase, redemption, acquisition or retirement of shares of such Capital Stock that is deemed to occur upon the exercise of stock options or similar rights if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying United States or Canadian Federal income tax obligations; PROVIDED, HOWEVER, that the aggregate amount of such repurchases, redemptions, acquisitions and retirements shall not exceed the sum of (A) $10,000,000 in any 12-month period and (B) the aggregate net proceeds, if any, received by the Company during such 12-month period from any issuance of such Capital Stock pursuant to such agreements or plans;

                           (iii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock or Redeemable Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries, for the benefit of their employees) of Capital Stock of the Company;

                           (iv) the making of any principal payment on or the repurchase, redemption, legal defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, of any Subordinated Indebtedness (other than Redeemable Stock) in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries, for the benefit of their employees) of Capital Stock of the Company;

                           (v) the making of any principal payment on or the repurchase, redemption, legal defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent Incurrence (other than a sale to a Subsidiary of the Company) of Subordinated Indebtedness so long as such new Indebtedness is Permitted Refinancing Indebtedness and

         (A) has an Average Life that is longer than the Average Life of the Securities and (B) has a Stated Maturity for its final scheduled principal payment that is more than one year after the Stated Maturity of the final scheduled principal payment of the Securities;

                           (vi) the making of any principal payment on or the repurchase, redemption, legal defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, of any Subordinated Indebtedness that is either (A) existing on the Issue Date or (B) issued after the Issue Date in exchange for, or for aggregate net cash proceeds used to repurchase, redeem, legally defease or otherwise acquire or retire for value, Subordinated Indebtedness existing on the Issue Date; PROVIDED, HOWEVER, that the aggregate principal amount of such Subordinated Indebtedness issued after the Issue Date shall not exceed the aggregate principal amount of the Subordinated Indebtedness existing on the Issue Date so exchanged, repurchased, redeemed, legally defeased or otherwise acquired or retired for value; and

                           (vii) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or a duly authorized officer), the net cash proceeds of which are used solely (A) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (B) to refinance loans, together with accrued interest thereon, made pursuant to item
         (A) of this clause (vii).

The actions described in clauses (i) and (ii) of this paragraph (b) shall be included in the calculation of the amount of Restricted Payments. The actions described in clauses (iii), (iv), (v), (vi) and (vii) of this paragraph (b) shall be excluded in the calculation of the amount of Restricted Payments; PROVIDED that the net cash proceeds from any issuance or sale of Capital Stock of the Company pursuant to such clauses (iii), (iv) or (vii) shall be excluded from any calculations pursuant to clauses (B) or (C) under the immediately preceding paragraph (a).

                  SECTION 4.05. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the legal right of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or Redeemable Stock, or pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary, (ii) make loans or advances to the Company or any other Restricted Subsidiary or (iii) transfer any of its Property to the Company or any other Restricted Subsidiary. Such limitation will not apply (a) with respect to clauses (i), (ii) and (iii), to encumbrances and restrictions (1) in Bank Credit Facilities and other agreements and instruments, in each case as in effect on the Issue Date, (2) relating to Indebtedness of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such encumbrance or restriction was not created in anticipation of or in connection with the transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or (3) which result from the renewal, refinancing, extension or amendment of an agreement that is the subject of clause (a) (1) or (2) above or clause (b) (1) or (2) below; PROVIDED that such encumbrance or restriction is not materially less favorable to the Holders of Securities than those under or pursuant to the agreement so renewed, refinanced, extended or amended, and (b) with respect to clause (iii) only, to
(1) any restriction on the sale, transfer or other disposition of Property relating to Indebtedness that is permitted to be Incurred and secured under Sections 4.03 and 4.10, (2) any encumbrance or restriction applicable to Property at the time it is acquired by the Company or a Restricted Subsidiary, so long as such encumbrance or restriction relates solely to the Property so acquired and was not created in anticipation of or in connection with such acquisition, (3) customary provisions restricting subletting or assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder and (4) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

                  SECTION 4.06. LIMITATION ON ASSET SALES. (a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale and (ii) all of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, cash equivalents, Liquid Securities, Exchanged Properties or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the Securities) or liabilities of any Restricted Subsidiary that made such Asset Sale (other than liabilities of any Subsidiary Guarantor that are by their terms subordinated to such Subsidiary Guarantor's Subsidiary Guarantee), in each case as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable for such liabilities ("PERMITTED CONSIDERATION"); PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries shall be permitted to receive Property other than Permitted Consideration, so long as the aggregate Fair Market Value of all such Property other than Permitted Consideration received from Asset Sales and held by the Company and the Restricted Subsidiaries at any one time shall not exceed 10.0% of Adjusted Consolidated Net Tangible Assets.

                  The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company, such Restricted Subsidiary or another Restricted Subsidiary, to the extent the Company elects (or is required by the terms of any Pari Passu Senior Indebtedness of the Company or a Restricted Subsidiary), to (i) prepay, repay or purchase Pari Passu Senior Indebtedness of the Company or a Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (in each case excluding Indebtedness owed to the Company or an Affiliate of the Company); (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or (iii) purchase Securities or purchase both Securities and one or more series or issues of other Pari Passu Indebtedness on a pro rata basis (excluding Securities and Pari Passu Indebtedness owned by the Company or an Affiliate of the Company).

                  (a) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of such Asset Sale will constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $50,000,000, an offer to purchase Securities having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the "PREPAYMENT OFFER") must be made by the Company at a purchase price equal to 100% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the Purchase Date (as defined) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate outstanding principal amounts of the Securities and such Pari Passu Indebtedness, and the aggregate principal amount of Securities for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of Securities tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the Securities tendered and the Trustee will select the Securities to be purchased in accordance with this Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph and PROVIDED that all Holders of Securities have been given the opportunity to tender their Securities for purchase as described in the following paragraph in accordance with this Indenture, the Company and its Restricted Subsidiaries may use such remaining amount for purposes permitted by this Indenture and the amount of Excess Proceeds will be reset to zero.

                  (c) (1) Within 30 days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make an offer to purchase the Securities pursuant to the preceding paragraph, send a written Prepayment Offer notice, by first-class mail, to the Holders of the Securities (the "PREPAYMENT OFFER NOTICE"), accompanied by such information regarding the Company and its Subsidiaries as the Company believes will enable such Holders of the Securities to make an informed decision with respect to the Prepayment Offer (which at a minimum shall include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q of the Company and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Assets Sales otherwise described in the offering materials, or corresponding successor reports (or, during any time that the Company is not subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, corresponding reports prepared pursuant to Section 4.02), (ii) a description of material developments in the Company's business subsequent to the date of the latest such reports and (iii) if material, appropriate pro forma financial information). The Prepayment Offer Notice shall state, among other things, (i) that the Company is offering to purchase Securities pursuant to the provisions of this Indenture, (ii) that any Security (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Purchase Date, (iii) that any Securities (or portions thereof) not properly tendered will continue to accrue interest, (iv) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the "PURCHASE DATE"), (v) the aggregate principal amount of Securities to be purchased, (vi) a description of the procedures which Holders of Securities must follow in order to tender their Securities and the procedures that Holders of Securities must follow in order to withdraw an election to tender their Securities for payment and (vii) all other instructions and materials necessary to enable Holders to tender Securities pursuant to the Prepayment Offer.

                  (2) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Prepayment Offer (the "OFFER AMOUNT"), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of
Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) in Permitted Short-Term Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Prepayment Offer remains open (the "OFFER PERIOD"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee or Paying Agent, as applicable, shall, on or promptly after the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

                  (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee, or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (d) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described above by virtue thereof.

                  SECTION 4.07. LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including the sale, transfer, disposition, purchase, exchange or lease of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary), unless (i) such transaction or series of transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary, and (ii) with respect to a transaction or series of transactions involving aggregate payments by or to the Company or such Restricted Subsidiary having a Fair Market Value equal to or in excess of (a) $5,000,000 but less than $10,000,000, an Officer of the Company certifies that such transaction or series of transactions complies with clause
(i) of this paragraph, as evidenced by an Officer's Certificate delivered to the Trustee, (b) $10,000,000 but less than $50,000,000, the Board of Directors of the Company (including a majority of the disinterested members of such Board of Directors) approves such transaction or series of transactions and certifies that such transaction or series of transactions complies with clause (i) of this paragraph, as evidenced by a certified resolution delivered to the Trustee or
(c) $50,000,000, (1) the Company receives from an independent, nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction (or series of transactions) at issue, a written opinion that such transaction (or series of transactions) is fair, from a financial point of view, to the Company or such Restricted Subsidiary and (2) the Board of Directors of the Company (including a majority of the disinterested members of such Board of Directors) approves such transaction or series of transactions and certifies that such transaction or series of transactions complies with clause (i) of this paragraph, as evidenced by a certified resolution delivered to the Trustee.

                  The limitations of the preceding paragraph do not apply to (i) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Restricted Subsidiaries, (ii) indemnities of officers and directors of the Company or any Subsidiary consistent with such Person's charter, bylaws and applicable statutory provisions, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company, (iv) loans made (a) to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or by a duly authorized officer) of the Company, the proceeds of which are used solely to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options, or (b) to refinance loans, together with accrued interest thereon, made pursuant to this clause (iv), (v) advances and loans to officers, directors and employees of the Company or any Subsidiary; PROVIDED such loans and advances (excluding loans or advances made pursuant to the preceding clause (iv)) do not exceed $10,000,000 at any one time outstanding, (vi) any

Restricted Payment permitted to be paid pursuant to Section 4.04, (vii) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business; PROVIDED that no more than 10% of the total voting power of the Voting Stock of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary) or (viii) any transaction or series of transactions pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries in effect on the Issue Date.

                  SECTION 4.08. LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not (a) permit any Restricted Subsidiary to issue any Capital Stock or Redeemable Stock other than to the Company or one of its Wholly Owned Subsidiaries or (b) permit any Person other than the Company or a Wholly Owned Subsidiary to own any Capital Stock or Redeemable Stock of any other Restricted Subsidiary (other than directors' qualifying shares), except, in each case, for (i) the sale of the Capital Stock or Redeemable Stock of a Restricted Subsidiary owned by the Company or any other Restricted Subsidiary effected in accordance with Section 4.06; (ii) the issuance of Capital Stock or Redeemable Stock by a Restricted Subsidiary to a Person other than the Company or a Restricted Subsidiary and (iii) the Capital Stock or Redeemable Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary, or transfers thereof; PROVIDED that any sale or issuance of Capital Stock of a Restricted Subsidiary shall be deemed to be an Asset Sale to the extent the percentage of the total outstanding Voting Stock of such Restricted Subsidiary owned directly and indirectly by the Company is reduced as a result of such sale or issuance; PROVIDED FURTHER that if a Person whose Capital Stock was issued or sold in a transaction described in this paragraph is, as a result of such transaction, no longer a Restricted Subsidiary, then the Fair Market Value of Capital Stock of such Person retained by the Company and the other Restricted Subsidiaries shall be treated as an Investment for purposes of Section 4.04. In the event of the consummation of a sale of all the Capital Stock of a Restricted Subsidiary pursuant to the foregoing clause (i) and the execution and delivery of a supplemental indenture in form satisfactory to the Trustee, any such Restricted Subsidiary that is also a Subsidiary Guarantor shall be released from all its obligations under its Subsidiary Guarantee.

                  SECTION 4.09. CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date (the "CHANGE OF CONTROL PAYMENT").

                  (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating, among other things: (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Indenture and that all Securities (or portions thereof) properly tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, no fewer than 30 days nor more than 60 days from the date the Company mails such notice (the "CHANGE OF CONTROL PAYMENT DATE"); (iii) that any Security (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment
Date) pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date; (iv) that any Securities (or portions thereof) not properly tendered will continue to accrue interest; (v) a description of the transaction or transactions constituting the Change of Control; (vi) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment and the procedures that Holders of Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment; and (vii) all other instructions and materials necessary to enable Holders to tender Securities pursuant to the Change of Control Offer. Prior to the mailing of the notice to Holders of Securities described above, but in any event within 30 days following any Change of Control, the Company covenants to (A) repay or cause to be repaid in full all Indebtedness of the Company and any Subsidiary Guarantor that would prohibit the repurchase of the Securities pursuant to such Change of Control Offer or (B) obtain any requisite consents under instruments governing any such Indebtedness of the Company and any Subsidiary Guarantor to permit the repurchase of the Securities. The Company shall first comply with the covenant in the preceding sentence before it shall repurchase Securities pursuant to this covenant.

                  (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any Wholly Owned Subsidiary is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Payment payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section.

                  (e) On the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company for payment. The Trustee or Paying Agent, as applicable, shall, on or promptly after the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Payment. In the event that the aggregate Change of Control Payment delivered by the Company to the Trustee is less than the amount deposited with the Trustee, the Trustee shall deliver the excess to the Company immediately after the Change of Control Payment Date.

                  (f) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party (including the Company or another Subsidiary of the Company) makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control

Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

                  (g) The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

                  SECTION 4.10. LIMITATION ON LIENS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, Incur, assume or suffer to exist any Lien on or with respect to any Property of the Company or such Restricted Subsidiary, whether owned on the Issue Date or acquired thereafter, or any interest therein or any income or profits therefrom, unless the Securities or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, are secured equally and ratably with (or prior to) any and all other obligations secured by such Lien, except that the Company and its Restricted Subsidiaries may enter into, create, incur, assume or suffer to exist Permitted Liens.

                  SECTION 4.11. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

                  SECTION 4.12. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.13. FUTURE SUBSIDIARY GUARANTORS. The Company shall cause each Domestic Restricted Subsidiary having an aggregate of $25,000,000 or more of Indebtedness and Preferred Stock outstanding at any time to promptly execute and deliver to the Trustee a Subsidiary Guarantee. In addition, any Restricted Subsidiary that Guarantees Indebtedness of the Company will be required to execute and deliver to the Trustee a Subsidiary Guarantee.

                  SECTION 4.14. RESTRICTED AND UNRESTRICTED SUBSIDIARIES. Unless defined or designated as an Unrestricted Subsidiary, any Person that becomes a Domestic Subsidiary or a Canadian Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary subject to the provisions of the next paragraph. The Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if (a) such Subsidiary does not at such time own any Capital Stock or Indebtedness of, or own or hold any

Lien on any Property of, the Company or any other Restricted Subsidiary, (b) such Subsidiary does not at such time have any Indebtedness or other obligations which, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary and (c)(i) such designation is effective immediately upon such Subsidiary becoming a Subsidiary of the Company or of a Restricted Subsidiary,
(ii) the Subsidiary to be so designated has total assets of $1,000 or less or
(iii) if such Subsidiary has assets greater than $1,000, then such redesignation as an Unrestricted Subsidiary is deemed to constitute a Restricted Payment in an amount equal to the Fair Market Value of the Company's direct and indirect ownership interest in such Subsidiary and such Restricted Payment would be permitted to be made at the time of such designation under Section 4.04. Except as provided in the second sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. The designation of an Unrestricted Subsidiary or removal of such designation shall be made by the Board of Directors of the Company or a committee thereof pursuant to a certified resolution delivered to the Trustee and shall be effective as of the date specified in the applicable certified resolution, which shall not be prior to the date such certified resolution is delivered to the Trustee.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) the Company could Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.03 and (ii) no Default or Event of Default would occur or be continuing.

                  SECTION 4.15. TERMINATION OF CERTAIN COVENANTS. In the event that any time (a) the rating assigned to the Securities by either S&P or Moody's is at least an Investment Grade Rating, (b) the obligations under the Bank Credit Facilities cease to be secured and (c) no Default or Event of Default shall have occurred and be continuing, the Company and its Restricted Subsidiaries shall have no further obligation to comply with the covenants set forth in Section 4.03 (Limitation On Indebtedness), Section 4.04 (Limitation On Restricted Payments), Section 4.08 (Limitation On Issuance And Sale of Capital Stock of Restricted Subsidiaries), Section 4.06 (Limitation On Asset Sales),
Section 4.05 (Limitation on Restrictions On Distributions From Restricted Subsidiaries) and Section 4.13 (Future Subsidiary Guarantors). In addition, if the conditions set forth in clauses (a), (b) and (c) of the preceding sentence are satisfied, the Company will no longer be obligated to comply with the financial tests set forth in clauses (f) and (g) of Section 5.01.

                  SECTION 4.16. REGISTRATION DEFAULT. If a Registration Default occurs, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of additional interest to be paid to each Holder of Transfer Restricted Securities, and (ii) the date on which such additional interest is payable. Unless and until a Trust Officer receives such a certificate at its Corporate Trust Office, the Trustee shall assume without inquiry that no such additional interest is payable. If the Company has paid such additional interest directly to the Holders entitled to such interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

                                    ARTICLE V

                                SUCCESSOR COMPANY

                  SECTION 5.01. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. The Company shall not consolidate with or merge with or into any Person, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, unless:

                  (a) the resulting, surviving or transferee person (the "SUCCESSOR COMPANY") shall be a Person organized or existing under the laws of (i) the United States of America, any State thereof or the District of Columbia or (ii) Canada or any province thereof;

                  (b) a supplemental indenture is executed and delivered to the Trustee, in form satisfactory to the Trustee, by the Successor Company expressly assuming, if the Successor Company is not the Company, the obligations of the Company to pay the principal of and interest on the Securities and to perform all the covenants of the Company under this Indenture in which case the Successor Company shall be considered the issuer of the Securities;

                  (c) each Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture, in form satisfactory to the Trustee, confirming the obligation of such Subsidiary Guarantor to pay the principal of and interest on the Securities pursuant to such Subsidiary Guarantor's Subsidiary Guarantee;

                  (d) in the case of a conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, such Property shall have been so conveyed, transferred or leased as an entirety or virtually as an entirety to one Person;

                  (e) immediately after giving effect to such transaction (and treating, for purposes of this clause (e) and clauses (f) and (g) below, any Indebtedness which becomes or is anticipated to become an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                  (f) other than with respect to the consolidation of the Company with or merger of the Company with or into, or the conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, to a Wholly Owned Subsidiary, immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to clause (a) of Section 4.03;

                  (g) other than with respect to the consolidation of the Company with or merger of the Company with or into, or the conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, to a Wholly Owned Subsidiary, immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                  (h) the Company shall have delivered to the Trustee an Officer's Certificate, stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture, and, except in the case of the lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, the Company shall be released from its obligations under this Indenture.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

                  SECTION 6.01. EVENTS OF DEFAULT. The following events shall be "Events of Default":

                  (a) the Company defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

                  (b) the Company defaults in the payment of the principal (and premium, if any) of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

                  (c)  the Company fails to comply with Article V;

                  (d) default in the performance, or breach, of any covenant or warranty of the Company or any Subsidiary Guarantor in this Indenture (other than a covenant or warranty addressed in clauses (a), (b) or (c) above) and continuance of such default or breach for a period of 60 days after the notice specified below;

                  (e) default by the Company or any Restricted Subsidiary under any Indebtedness for borrowed money (other than Non-recourse Purchase Money Indebtedness) of the Company or any Restricted Subsidiary which results in acceleration of the maturity of such Indebtedness, or the failure to pay such Indebtedness at maturity, in an amount greater than $10,000,000 or its foreign currency equivalent at the time if such Indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after the notice specified below;

                  (f) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (i)      commences a voluntary case;

                           (ii) consents to the entry of an order for relief against it in an involuntary case;

                           (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

                           (iv) makes a general assignment for the benefit of its creditors or files a proposal or other scheme of arrangement involving the rescheduling or composition of its indebtedness; or

                           (v) files a petition in bankruptcy or an answer or consent seeking reorganization or relief or consents to the filing of such petition in bankruptcy or the appointment of or taking possession by a Custodian;

or takes any comparable action under any foreign laws relating to insolvency;

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                           (ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;

                           (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

                           (iv) any similar relief is granted under any foreign laws;

         and in each such case the order or decree remains unstayed and in effect for 60 days;

                  (h) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount outstanding at any time in excess of $10,000,000 and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days;

                  (i) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Indenture and such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

                  The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "BANKRUPTCY LAW" means Title 11, UNITED STATES CODE, or any similar Federal or state law for the relief of debtors, or the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangements Act (Canada) or any similar federal or provincial law in Canada for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (d) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company in writing of such Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of the Securities to be due and payable. Upon such a declaration, such principal shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Company occurs, the principal of the Securities shall automatically and without any action by the Trustee or any Holder, become immediately due and payable. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee and the Company may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security or (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed


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

cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in aggregate principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnity against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (a) (a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder of or Holders shall have offered reasonable indemnity, to the Trustee to pursue such proceeding as trustee; and

                  (c) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

                  The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit instituted by a Holder of Securities for the enforcement of payment of the principal of or interest on such Security on or after the applicable due date specified in such Security. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in this Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

                  SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     TRUSTEE

                  SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require the Company to deliver an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Securityholder notice of the Default within 30 days after it is known to a Trust Officer or written notice of it is received by a Trust Officer. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of


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Securityholders. Where notice of the occurrence of any Default is given by the
Trustee under this Section and the Default is thereafter cured, the Trustee, within 30 days after the curing of the Default is known to a Trust Officer, shall mail to all Securityholders notice that the Default is no longer continuing.

                  SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with May 15, 2002, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 each year that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:


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                  (1)   the Trustee fails to comply with Section 7.10;

                  (2)   the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property;

        or

                  (4)   the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company, or by the Holders of a majority in aggregate principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. No successor Trustee shall accept its appointment unless, at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.

                  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so


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authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with this Section, it shall resign promptly in the manner and with the effect specified in this Article VII.

                  SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.09) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.09), and if in either case the Company pays all other sums payable hereunder, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, as the case may be.

                  (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("LEGAL DEFEASANCE OPTION") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.13 and 4.14, the
operation of Sections 6.01(d) (to the extent relating to such other Sections), 6.01(e), 6.01(f), 6.01(g), 6.01(h), 6.01(i) and 6.01(j), the obligations under
Sections 5.01(f), 5.01(g) and the related operation of Section 6.01(c) ("COVENANT DEFEASANCE OPTION"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.


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                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(c) and 6.01(d) (with respect to the provisions of Articles IV and V referred to in the immediately preceding paragraph) and Sections 6.01(e), 6.01(f), 6.01(g), 6.01(h) and 6.01(i). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guarantee.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08,
8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07 and 8.05 shall survive.

                  SECTION 8.02. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

                  (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (c) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(f) or (g) with respect to the Company occurs which is continuing at the end of the period;

                  (d) the deposit does not constitute a default under any other agreement binding on the Company;

                  (e) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (f) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such

         Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (g) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Securityholders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (h) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

                  SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.04. REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; PROVIDED, HOWEVER, that, if the Company has made any


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payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

                  SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (a) to cure any ambiguity, omission, defect or inconsistency;

                  (b) to comply with Article V;

                  (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (d) to add or to remove Subsidiary Guarantors when permitted by the terms hereof, or to secure the Securities;

                  (e) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (f) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                  (g) to make any change that does not adversely affect the rights of any Securityholder in any material respect.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. WITH CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities. However, without the consent of each Securityholder affected thereby an amendment or waiver may not:

                  (a) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

                  (b) reduce the rate of or change the time for payment of interest on any Security;


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                  (c) reduce the principal of or extend the Stated Maturity of any Security;

                  (d) reduce the premium payable upon the redemption or repurchase of any Security in accordance with Article III or Section
         4.06 or 4.09;

                  (e) at any time after a Change of Control or an Asset Sale has occurred, change the time at which the Change of Control Offer or Prepayment Offer relating thereto must be made or at which the Securities must be repurchased pursuant to such Change of Control Offer or Prepayment Offer;

                  (f) make any Security payable in a currency other than that stated in the Security;

                  (g) make any change in any Subsidiary Guarantee that would adversely affect the Securityholders;

                  (h) impair the right of any Holder to institute suit for enforcement of any payment on or with respect to such Holder's Securities or any Subsidiary Guarantee;

                  (i) release any security that may have been granted to the Trustee in respect of the Securities;

                  (j) make any change in Section 6.04 or 6.07 or the second sentence of this Section; and

                  (k) cause the Company or any Subsidiary Guarantor to be required to make any deduction or withholding from payments made under or with respect to the Securities or any Subsidiary Guarantee.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment

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or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article IX if such amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel of the Company stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. PAYMENT FOR CONSENT. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE X

                              SUBSIDIARY GUARANTEES

                  SECTION 10.01. SUBSIDIARY GUARANTEE. Each Subsidiary Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns, (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

                  Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (vi) any change in the ownership of such Subsidiary Guarantor.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  Except as expressly set forth in Sections 8.01(b), 10.03 and 10.07, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Obligations, (B) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (C) all other monetary Obligations of the Company to the Holders and the Trustee.

                  Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

                  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 10.02. CONTRIBUTION. Each of the Company and any Subsidiary Guarantor (each a "CONTRIBUTING PARTY") agrees that, in the event a payment shall be made by any Subsidiary Guarantor under its Subsidiary Guarantee (the "CLAIMING GUARANTOR"), each Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Company and all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to
Section 9.01, the date of the amendment hereto executed and delivered by such Subsidiary Guarantor).

                  SECTION 10.03. SUCCESSORS AND ASSIGNS. This Article X shall be binding upon the Company and each Subsidiary Guarantor and each of their respective successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 10.04. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

                  SECTION 10.05. MODIFICATION. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by the Company or any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company or any Subsidiary Guarantor in any case shall entitle the Company or such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 10.06. EXECUTION OF SUPPLEMENTAL INDENTURE FOR FUTURE SUBSIDIARY GUARANTORS. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.13 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article X and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 11.02. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

         if to the Company or any Subsidiary Guarantor:

               Forest Oil Corporation
               1600 Broadway
               Suite 2200
               Denver, CO 80202-4722
               Telecopy No: (303) 812-1510
               Attention of Newton W. Wilson, III

         if to the Trustee:

               State Street Bank and
               Trust Company
               Goodwin Square
               225 Asylum Street; 23rd Floor
               Hartford, CT 06103
               Attention of Corporate Trust Department

                  The Company or any Subsidiary Guarantor, on the one hand, or the Trustee, on the other hand, by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 11.06. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 11.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Paying Agent and any co-registrar may make reasonable rules for their functions.

                  SECTION 11.08. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the city in which the Trustee's office which administers the Indenture is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 11.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a

Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 11.11. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 11.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 11.14. CONSENT TO JURISDICTION AND SERVICE. The Company irrevocably submits to the jurisdiction of any United States federal or state court located in the Borough of Manhattan in The City of New York, New York over any suit, action or proceeding arising out of or relating to this Indenture or any Security. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in any courts to the jurisdiction of which the Company is subject by a suit upon such judgment, PROVIDED that service of process is effected upon the Company in the manner specified in Section 11.14(b) hereof or as otherwise permitted by law.

                  (a) As long as any of the Securities remain outstanding, the Company will at all times have an authorized agent in the Borough of Manhattan, The City of New York, New York upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or any Security. Service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company hereby irrevocably appoints CT Corporation System, whose address is, as of the date hereof, 1633 Broadway, New York, New York 10019, as its agent for such purpose and covenants and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent at said address (or at such other address in the Borough of Manhattan, The City of New York, New York as the Company may designate by written notice to the Trustee).

                  (b) The Company hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 11.14(a) and
Section 11.14(b) hereof by service upon such agent. The Company irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service (i) shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service.

                  (c) Nothing in this Section shall affect the right of the Trustee or any Holder to serve process in any manner permitted by law or limit the right of the Trustee to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                 FOREST OIL CORPORATION

                                 By:_____________________________
                                    Name:
                                    Title:

                                 STATE STREET BANK AND TRUST COMPANY, as Trustee

                                 By:______________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT A


           [FORM OF FACE OF INITIAL SECURITY AND ADDITIONAL SECURITY]

                    [Applicable Restricted Securities Legend]
                       [Depository Legend, if applicable]

No. [___]                           Principal Amount $[_____________], as
                                    revised by the Schedule of Increases and Decreases in Global Security attached hereto

                                                 CUSIP NO. ____________
                                                   ISIN: ____________

                             8% Senior Note due 2008

                  FOREST OIL CORPORATION, a New York corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of [ ] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on June 15, 2008.

Interest Payment Dates:  June 15 and December 15.

Record Dates: June 1 and December 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated: [         ], 2001

                                                  FOREST OIL CORPORATION

                                                  By:  _________________________
                                                       Name:
                                                       Title:

CORPORATE SEAL

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

STATE STREET BANK AND
TRUST COMPANY,
as Trustee, certifies
that this is one of the Securities
referred to in the Indenture.

By:  ______________________
     Authorized Signatory

SEAL

       [FORM OF REVERSE SIDE OF INITIAL SECURITY AND ADDITIONAL SECURITY]

                             8% Senior Note Due 2008

1. INTEREST
                  Forest Oil Corporation, a New York corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year beginning on December 15, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June __, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  If (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to 90 days after the Issue Date or the Shelf Registration Statement is not filed with the Commission on or before the Shelf Filing Date, (ii) the Exchange Offer Registration Statement is not declared effective within 150 days after the Issue Date or the Shelf Registration Statement is not declared effective within 60 days of the Shelf Filing Date,
(iii) the Exchange Offer is not consummated on or prior to 180 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 60 days after the Shelf Filing Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company will be obligated to pay additional interest to each Holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $ 0.192 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder until (i) the applicable Registration Statement is filed, (ii) the Exchange Offer Registration Statement is declared effective and the Exchange Offer is consummated, (iii) the Shelf Registration Statement is declared effective or (iv) the Shelf Registration Statement again becomes effective, as the case may be. Following the cure of all Registration Defaults, the accrual of additional interest will cease. Capitalized terms used in this paragraph, but not otherwise defined herein shall have the meanings ascribed to such terms in the Exchange and Registration Rights Agreement, [dated as of June 21, 2001 (the "Registration Rights Agreement"), among the Company, J.P. Morgan Securities Inc., Salomon Smith Barney Inc., BMO Nesbitt Burns Corp. and TD Securities (USA) Inc. and the other Initial Purchasers named therein. The Holder of this Security is entitled to the benefits of the Registration Rights Agreement].[for Additional Securities, replace with relevant description of Registration Rights Agreement]

2. METHOD OF PAYMENT

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder. The Company will pay principal, premium, if any, and interest on the Securities and the Securities will be transferable at the office or agency designated by the Company within the City and State of New York. In addition, in the event the Securities do not remain in book-entry form, the Company may pay interest, at its option, by check mailed to the registered holders of the Securities at their registered addresses as set forth in the Security Register. No service charge will be made for any transfer or exchange of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be payable in connection therewith.

3. PAYING AGENT AND REGISTRAR

                  Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. INDENTURE

                  The Company issued the Securities under an Indenture dated as of June 21, 2001 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company including (a) $200,000,000 aggregate principal amount of Securities being offered on the Issue Date (subject to SECTION 2.09 of the Indenture) and
(b) any Additional Securities. The Initial Securities, Additional Securities, and Exchange Securities will be treated as a single class of securities under the Indenture. This Security is one of the [Initial] [Additional] Securities referred to in the Indenture. The Indenture will contain certain covenants that, among other things, will limit (i) the incurrence of additional indebtedness by the Company and its Restricted Subsidiaries (as defined), (ii) the payment of dividends and other restricted payments by the Company and its Restricted Subsidiaries, (iii) the creation of restrictions on distributions from Restricted Subsidiaries, (iv) asset sales, (v) transactions with affiliates,
(vi) sales or issuances of

Restricted Subsidiary capital stock, (vii) the incurrence of liens and (viii) mergers and consolidations. All such limitations and prohibitions, however, are subject to a number of important qualifications and exceptions.

                  To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors will guarantee the Obligations on a senior basis pursuant to the terms of the Indenture.

5. OPTIONAL REDEMPTION

                  The Securities will be redeemable, at the option of the Company, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days' prior notice mailed to each Holder of Securities to be so redeemed at such Holder's registered address, at a redemption price equal to the greater of

     -   100% of the principal amount of the Securities to be redeemed; and

     - the sum of the present values of the remaining scheduled payments thereon consisting of principal and interest, exclusive of interest accrued to the date of redemption, at the rate in effect on the date of calculation of the redemption price, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield (as defined below), plus 50 basis points;

plus, in either case, accrued interest to the date of redemption.

                  For purposes of determining the optional redemption price, the following definitions are applicable:

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

                  "Comparable Treasury Price" means, with respect to any redemption date,

     (a) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 p.m. on the third business day preceding that redemption date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500); or

     (b) if Telerate Page 500 (or any successor page) is not displayed or does not contain bid prices for the Comparable Treasury Issue at that time (i) the average of the Reference Treasury Dealer Quotations obtained by the Company for that redemption date, after excluding the highest and lowest of all Reference Treasury Dealer Quotations obtained, or (ii) if the Company obtains fewer than four such Reference Treasury

              Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Company.

                  "Independent Investment Banker" means J.P. Morgan Securities Inc. (and its successors) or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

                  "Reference Treasury Dealer" means (i) J.P. Morgan Securities Inc., and its successors, unless it ceases to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, an average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue for the Securities, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

                  "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity, computed as of the third business day immediately preceding the Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for such Redemption Date.

                  In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, then by lot, provided that (i) Securities and portions thereof that the Trustee selects shall be in amounts of $1,000 or an integral multiple of $1,000 and (ii) no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Trustee or with a Paying Agent (or, if applicable, segregated and held in trust) money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on such date.

                  The calculation of the optional redemption price shall be made by the Company in accordance with this Section 5. Upon such determination, the Company shall deliver to the Trustee, at its Corporate Trust Office, an Officers' Certificate setting forth the optional redemption price on all Securities to be redeemed, and the Trustee shall rely solely upon, and shall be fully protected in relying upon, such Officers' Certificate, in all matters concerning the optional redemption price.

6. PUT PROVISIONS

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

7. DENOMINATIONS; TRANSFER; EXCHANGE

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

8. PERSONS DEEMED OWNERS

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

9. UNCLAIMED MONEY

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10. DISCHARGE AND DEFEASANCE

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11. AMENDMENT, WAIVER

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

12. DEFAULTS AND REMEDIES

                  The Securities shall be subject to the Events of Default set forth in Article VI of the Indenture.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.

13. TRUSTEE DEALINGS WITH THE COMPANY

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14. NO RECOURSE AGAINST OTHERS

                  A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15. AUTHENTICATION

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

16. ABBREVIATIONS

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17. CUSIP NUMBERS

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. GOVERNING LAW.

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                  ATTENTION OF:  Forest Oil Corporation
                                 1600 Broadway, Suite 2200
                                 Denver, CO 80202-4722

                                ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         _____________________________________________________
         (Print or type assignee's name, address and zip code)

         _____________________________________________________
         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: __________________               Your signature: _________________________

Signature Guarantee: ___________________________________________________________
                                    (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

1 / /    acquired for the undersigned's own account, without transfer; or

2 / /    transferred to the Company; or

3 / / transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

4 / / transferred pursuant to an effective registration statement under the Securities Act; or

5 / /    transferred pursuant to and in compliance with Regulation S under the

         Securities Act; or

6 / / transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.07 of the Indenture); or

7 / / transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                ------------------------------
                                                Signature

Signature Guarantee:

--------------------------------                ------------------------------
(Signature must be guaranteed)                  Signature

------------------------------------------------------------------------------

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


----------------------------
Dated:

                      [TO BE ATTACHED TO GLOBAL SECURITIES]
              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:


                                                                                               Signature of
                                                                                               authorized
                 Amount of decrease in    Amount of increase in    Principal Amount of this    signatory of
Date of          Principal Amount of      Principal Amount of      Global Security following   Trustee or
Exchange         this Global Security     this Global Security     such decrease or increase   Securities Custodian
--------         ---------------------    ---------------------    -------------------------   --------------------


                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to SECTION 4.06 or 4.09 of the Indenture, check either box:

                                            / /      / /
                                            4.06     4.09

                  If you want to elect to have only part of this Security purchased by the Company pursuant to SECTION 4.06 or 4.09 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $



Date:                  Your Signature
      ----------------                ----------------------------------------
                                      (Sign exactly as your name appears on the other side of the Security)


Signature Guarantee:
                     ---------------------------------------------------------
                                        (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]

                       [Depository Legend, if applicable]

No. [___]                           Principal Amount $[_____________], as
                                    revised by the Schedule of Increases and Decreases in Global Security attached hereto

                                                      CUSIP NO. ____________
                                                              ISIN: ____________

                            8% Senior Notes due 2008

                  FOREST OIL CORPORATION, a New York corporation, promises to pay to [__________], or registered assigns, the principal sum of [_______________] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on June 15, 2008.

                  Interest Payment Dates: June 15 and December 15 Record Dates: June 1 and December 1

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:  ____, 20__
                                          FOREST OIL CORPORATION


                                          By:___________________________________
                                               Name:
                                               Title:
CORPORATE SEAL
TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.


By:______________________________________
    Authorized Signatory

    SEAL

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                             8% Senior Note Due 2008


1.   INTEREST
                  Forest Oil Corporation, a New York corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year beginning on December 15, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June __, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   METHOD OF PAYMENT

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder. The Company will pay principal, premium, if any, and interest on the Securities and the Securities will be transferable at the office or agency designated by the Company within the City and State of New York. In addition, in the event the Securities do not remain in book-entry form, the Company may pay interest, at its option, by check mailed to the registered holders of the Securities at their registered addresses as set forth in the Security Register. No service charge will be made for any transfer or exchange of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be payable in connection therewith.

3.   PAYING AGENT AND REGISTRAR

                  Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE

                  The Company issued the Securities under an Indenture dated as of June 21, 2001 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company including (a) $200,000,000 aggregate principal amount of Securities being offered on the Issue Date (subject to SECTION 2.09 of the Indenture) and
(b) any Additional Securities. The Initial Securities, Additional Securities, and Exchange Securities will be treated as a single class of securities under the Indenture. This Security is one of the Exchange Securities referred to in the Indenture. The Indenture will contain certain covenants that, among other things, will limit (i) the incurrence of additional indebtedness by the Company and its Restricted Subsidiaries (as defined), (ii) the payment of dividends and other restricted payments by the Company and its Restricted Subsidiaries, (iii) the creation of restrictions on distributions from Restricted Subsidiaries, (iv) asset sales, (v) transactions with affiliates, (vi) sales or issuances of Restricted Subsidiary capital stock, (vii) the incurrence of liens and (viii) mergers and consolidations. All such limitations and prohibitions, however, are subject to a number of important qualifications and exceptions.

                  To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors will guarantee the Obligations on a senior basis pursuant to the terms of the Indenture.

5.   OPTIONAL REDEMPTION

                  The Securities will be redeemable, at the option of the Company, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days' prior notice mailed to each Holder of Securities to be so redeemed at such Holder's registered address, at a redemption price equal to the greater of

     -   100% of the principal amount of the Securities to be redeemed; and

     - the sum of the present values of the remaining scheduled payments thereon consisting of principal and interest, exclusive of interest accrued to the date of redemption, at the rate in effect on the date of calculation of the redemption price, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield (as defined below), plus 50 basis points;

plus, in either case, accrued interest to the date of redemption.

                  For purposes of determining the optional redemption price, the following definitions are applicable:

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

                  "Comparable Treasury Price" means, with respect to any redemption date,

     (c) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 p.m. on the third business day preceding that redemption date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500); or

     (d) if Telerate Page 500 (or any successor page) is not displayed or does not contain bid prices for the Comparable Treasury Issue at that time (i) the average of the Reference Treasury Dealer Quotations obtained by the Company for that redemption date, after excluding the highest and lowest of all Reference Treasury Dealer Quotations obtained, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Company.

                  "Independent Investment Banker" means J.P. Morgan Securities Inc. (and its successors) or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

                  "Reference Treasury Dealer" means (i) J.P. Morgan Securities Inc., and its successors, unless it ceases to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, an average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue for the Securities, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

                  "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity, computed as of the third business day immediately preceding the Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for such Redemption Date.

                  In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, then by lot, provided that (i) Securities and portions thereof that the Trustee selects shall be in amounts of $1,000 or an integral multiple of $1,000 and (ii) no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Trustee or with a Paying Agent (or, if applicable, segregated and held in trust) money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on such date.

                  The calculation of the optional redemption price shall be made by the Company in accordance with this Section 5. Upon such determination, the Company shall deliver to the Trustee, at its Corporate Trust Office, an Officers' Certificate setting forth the optional redemption price on all Securities to be redeemed, and the Trustee shall rely solely upon, and shall be fully protected in relying upon, such Officers' Certificate, in all matters concerning the optional redemption price.

6.   PUT PROVISIONS

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

7.   DENOMINATIONS; TRANSFER; EXCHANGE

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

8.   PERSONS DEEMED OWNERS

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

9.   UNCLAIMED MONEY

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.  DISCHARGE AND DEFEASANCE

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.  AMENDMENT, WAIVER

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

12.  DEFAULTS AND REMEDIES

                  The Securities shall be subject to the Events of Default set forth in Article VI of the Indenture.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.

13.  TRUSTEE DEALINGS WITH THE COMPANY

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.  NO RECOURSE AGAINST OTHERS

                  A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.  AUTHENTICATION

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

16.  ABBREVIATIONS

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17.  CUSIP NUMBERS

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.  GOVERNING LAW.

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                  ATTENTION OF:    Forest Oil Corporation
                                   1600 Broadway, Suite 2200
                                   Denver, CO 80202-4722

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         _______________________________________________________________
         (Print or type assignee's name, address and zip code)


         _______________________________________________________________
         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________


Date:_______________________________     Your signature:________________________

Signature Guarantee:____________________________________________________________
                                  (Signature must be guaranteed)



Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]
              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

                                                                                            Signature of
                                                                                            authorized
              Amount of decrease in    Amount of increase in    Principal Amount of this    signatory of
Date of       Principal Amount of      Principal Amount of      Global Security following   Trustee or
Exchange      this Global Security     this Global Security     such decrease or increase   Securities Custodian
--------      ---------------------    ---------------------    -------------------------   --------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to SECTION 4.06 or 4.09 of the Indenture, check either box:


                                        / /      / /
                                        4.06     4.09

                  If you want to elect to have only part of this Security purchased by the Company pursuant to SECTION 4.06 or 4.09 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $



Date: ________________   Your Signature _______________________________________
          (Sign exactly as your name appears on the  other side of the Security)


Signature Guarantee: ___________________________________________________________
                                  (Signature must be guaranteed)

   THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
        MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),
                          PURSUANT TO S.E.C. RULE 17Ad

                                                                       EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of ____________________, among [SUBSIDIARY GUARANTOR] (the "New Subsidiary Guarantor"), a subsidiary of Forest Oil Corporation (or its successor), a New York corporation (the "Company"), FOREST OIL CORPORATION, on behalf of itself and the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the Indenture referred to below, and STATE STREET BANK AND TRUST COMPANY, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

                  WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of June 21, 2001, providing for the issuance of 8% Senior Notes due 2008 (the "Securities").

                  WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

                  WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                  1. AGREEMENT TO GUARANTEE. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and to be bound by all other applicable provisions of the Indenture.

                  2. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO

APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  4. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

                  5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                [NEW SUBSIDIARY GUARANTOR],


                                By ________________________________
                                     Name:
                                     Title:


                                FOREST OIL CORPORATION,


                                By _________________________________
                                     Name:
                                     Title:


                                STATE STREET BANK AND TRUST COMPANY, as Trustee,


                                By _________________________________
                                     Name:
                                     Title:


                                     C-2